                                                                    Exhibit 10.1

================================================================================

                                           [Published CUSIP Number: ___________]

                        4-YEAR REVOLVING CREDIT AGREEMENT
                             Dated as of May 5, 2005

                                      among

                            THE TJX COMPANIES, INC.,
                                as the Borrower,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                 as the Lenders,

                             BANK OF AMERICA, N.A.,

                            as Administrative Agent,

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

                                       and

                              THE BANK OF NEW YORK,

                             as Syndication Agents,

                                       and

                         CITIZENS BANK OF MASSACHUSETTS,

                          KEYBANK NATIONAL ASSOCIATION,

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,

                             as Documentation Agents

================================================================================

                         BANC OF AMERICA SECURITIES LLC,

                           BNY CAPITAL MARKETS, INC.,

                                       and

                            JPMORGAN SECURITIES INC.,

                              as Co-Lead Arrangers

                                       and

                           BNY CAPITAL MARKETS, INC.,

                                       and

                            JPMORGAN SECURITIES INC.,

                              as Joint Book Runners

================================================================================

PORTIONS OF CERTAIN EXHIBITS TO THIS AGREEMENT HAVE BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
ARTICLE I DEFINITIONS..............................................................     1

   1.1     Certain Defined Terms...................................................     1

ARTICLE II THE CREDITS.............................................................    16

   2.1     The Syndicated Loans....................................................    16
   2.2     Repayment of the Syndicated Loans.......................................    16
   2.3     Ratable Syndicated Loans; Types of Syndicated Advances..................    16
   2.4     Minimum Amount of Each Syndicated Advance...............................    16
   2.5     Optional Prepayments of Syndicated Loans................................    17
   2.6     Method of Selecting Types and Interest Periods for New Syndicated
              Advances.............................................................    17
   2.7     Conversion and Continuation of Outstanding Syndicated Advances..........    18
   2.8     Payment of Interest on Syndicated Advances; Changes in Interest Rate....    18
   2.9     Facility Fee; Utilization Fee; Adjustments in Aggregate Commitment......    19
   2.10    Rates Applicable After Default..........................................    20
   2.11    Method of Payment.......................................................    21
   2.12    Evidence of Debt (Optional Syndicated Notes); Telephonic Notices........    21
   2.13    Notification of Syndicated Advances, Interest Rates, Prepayments and
              Commitment Reductions................................................    22
   2.14    Lending Installations...................................................    22
   2.15    Non-Receipt of Funds by the Administrative Agent........................    22
   2.16    Withholding Tax Exemption...............................................    23
   2.17    Termination.............................................................    23
   2.18    Pricing.................................................................    23

ARTICLE III CHANGE IN CIRCUMSTANCES................................................    25

   3.1     Yield Protection........................................................    25
   3.2     Changes in Capital Adequacy Regulations.................................    25
   3.3     Availability of Types of Syndicated Advances............................    26
   3.4     Funding Indemnification.................................................    26
   3.5     Mitigation; Lender Statements; Survival of Indemnity....................    27

ARTICLE IV CONDITIONS PRECEDENT....................................................    27

   4.1     Effectiveness; Initial Syndicated Advance...............................    27
   4.2     Each Syndicated Advance.................................................    28

ARTICLE V REPRESENTATIONS AND WARRANTIES...........................................    29

   5.1     Existence and Standing..................................................    29
   5.2     Authorization and Validity..............................................    29
   5.3     No Conflict; Government Consent.........................................    30
   5.4     Financial Statements....................................................    30
   5.5     Material Adverse Change.................................................    31
   5.6     Taxes...................................................................    31

   5.7     Litigation and Contingent Obligations...................................    31
   5.8     Subsidiaries............................................................    31
   5.9     ERISA...................................................................    32
   5.10    Accuracy of Information.................................................    32
   5.11    Regulations T, U and X..................................................    32
   5.12    Material Agreements.....................................................    32
   5.13    Compliance With Laws....................................................    32
   5.14    Ownership of Property...................................................    33
   5.15    Labor Matters...........................................................    33
   5.16    Investment Company Act..................................................    33
   5.17    Public Utility Holding Company Act......................................    33
   5.18    Insurance...............................................................    34

ARTICLE VI COVENANTS...............................................................    34

   6.1     Financial Reporting.....................................................    34
   6.2     Use of Proceeds.........................................................    35
   6.3     Other Notices...........................................................    36
   6.4     Conduct of Business.....................................................    36
   6.5     Taxes...................................................................    36
   6.6     Insurance...............................................................    36
   6.7     Compliance with Laws....................................................    37
   6.8     Maintenance of Properties...............................................    37
   6.9     Inspection..............................................................    37
   6.10    Merger..................................................................    37
   6.11    Sale of Assets..........................................................    38
   6.12    Affiliates..............................................................    38
   6.13    Investments.............................................................    39
   6.14    Contingent Obligations..................................................    39
   6.15    Liens...................................................................    40
   6.16    Maximum Leverage Ratio..................................................    42
   6.17    Intentionally Deleted...................................................    42
   6.18    Acquisitions............................................................    42
   6.19    Rate Hedging Obligations................................................    42
   6.20    Subsidiary Indebtedness.................................................    42
   6.21    Subordination of Intercompany Indebtedness..............................    42

ARTICLE VII DEFAULTS...............................................................    43

   7.1     Breach of Representation or Warranty....................................    43
   7.2     Payment Default.........................................................    43
   7.3     Breach of Certain Covenants.............................................    43
   7.4     Breach of Other Provisions..............................................    43
   7.5     Default on Material Indebtedness........................................    43
   7.6     Voluntary Insolvency Proceedings........................................    44
   7.7     Involuntary Insolvency Proceedings......................................    44
   7.8     Condemnation............................................................    44
   7.9     Judgments...............................................................    45
   7.10    ERISA Matters...........................................................    45

   7.11    Environmental Matters...................................................    45
   7.12    Change of Control.......................................................    45
   7.13    Loan Document Defaults..................................................    45
   7.14    Off-Balance Sheet Liabilities...........................................    46

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES........................    46

   8.1     Acceleration............................................................    46
   8.2     Amendments..............................................................    46
   8.3     Preservation of Rights..................................................    47

ARTICLE IX GENERAL PROVISIONS......................................................    47

   9.1     Survival of Representations.............................................    47
   9.2     Governmental Regulation.................................................    48
   9.3     Taxes; Stamp Duties.....................................................    48
   9.4     Headings................................................................    48
   9.5     Entire Agreement........................................................    48
   9.6     Several Obligations; Benefits of this Agreement.........................    48
   9.7     Expenses; Indemnification...............................................    49
   9.8     Numbers of Documents....................................................    50
   9.9     Accounting..............................................................    50
   9.10    Severability of Provisions..............................................    51
   9.11    Nonliability of Lenders.................................................    51
   9.12    GOVERNING LAW...........................................................    51
   9.13    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.................    52
   9.14    Confidentiality.........................................................    53

ARTICLE X THE ADMINISTRATIVE AGENT.................................................    54

   10.1    Appointment; Nature of Relationship.....................................    54
   10.2    Powers..................................................................    54
   10.3    General Immunity........................................................    54
   10.4    No Responsibility for Syndicated Loans, Creditworthiness, Collateral,
              Recitals, Etc........................................................    55
   10.5    Action on Instructions of Lenders.......................................    55
   10.6    Employment of Agents and Counsel........................................    56
   10.7    Reliance on Documents; Counsel..........................................    56
   10.8    The Administrative Agent's Reimbursement and Indemnification............    56
   10.9    Rights as a Lender......................................................    56
   10.10   Lender Credit Decision..................................................    57
   10.11   Successor Administrative Agent..........................................    57
   10.12   No Duties Imposed on Syndication Agents, Documentation Agents or
              Arrangers............................................................    58
   10.13   Administrative Agent's Fee..............................................    58

ARTICLE XI SETOFF; RATABLE PAYMENTS................................................    58

   11.1    Setoff..................................................................    58
   11.2    Ratable Payments........................................................    58

   11.3    Application of Payments.................................................    59

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS......................    59

   12.1    Successors and Assigns..................................................    59
   12.2    Participations..........................................................    60
   12.3    Assignments.............................................................    61
   12.4    Designated Lenders......................................................    62
   12.5    Dissemination of Information............................................    63
   12.6    Tax Treatment...........................................................    63

ARTICLE XIII NOTICES...............................................................    63
   13.1    Giving Notice...........................................................    63
   13.2    Change of Address.......................................................    64

ARTICLE XIV COUNTERPARTS...........................................................    64

ARTICLE XV USA PATRIOT ACT NOTICE..................................................    65

SCHEDULES

Schedule 1      Commitments
Schedule 5.3    Governmental Authorizations
Schedule 5.7    Litigation
Schedule 5.8    Subsidiaries
Schedule 5.13   Environmental, Health or Safety Requirements of Law
Schedule 5.14   Liens and Encumbrances
Schedule 6.11   Asset Sales
Schedule 6.13   Investments
Schedule 6.14   Contingent Obligations
Schedule 6.20   Subsidiary Indebtedness
Schedule 6.21   Subordination Terms

EXHIBITS

Exhibit A       Form of Syndicated Note (if requested)
Exhibit B       Required Opinions
Exhibit C       Form of Compliance Certificate
Exhibit D       Form of Assignment Agreement
Exhibit E       Form of Syndicated Loan/Credit Related Money Transfer
                   Instruction
Exhibit F       Form of Syndicated Advance Borrowing Notice
Exhibit G       Form of Prepayment Notice
Exhibit H       Form of Conversion/Continuation Notice
Exhibit I       Form of Designation Agreement

          THIS 4-YEAR REVOLVING CREDIT AGREEMENT, dated as of May 5, 2005, is among THE TJX COMPANIES, INC., as the Borrower, THE FINANCIAL INSTITUTIONS NAMED HEREIN, as the Lenders, BANK OF AMERICA, N.A., as the Administrative Agent, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION and THE BANK OF NEW YORK, as Syndication Agents, and CITIZENS BANK OF MASSACHUSETTS, KEYBANK NATIONAL ASSOCIATION and UNION BANK OF CALIFORNIA, N.A., as Documentation Agents. The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1 Certain Defined Terms.

          As used in this Agreement the following terms shall have the following meanings, such meanings being equally applicable to both the singular and plural forms of the terms defined:

          "Accounting Changes" has the meaning specified in Section 9.9.

          "Acquisition" means any transaction, or any series of related transactions, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency), or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

          "Administrative Agent" means Bank of America in its capacity as contractual representative for the Lenders pursuant to Article X, and not in its capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided that no individual shall be an Affiliate solely by reason of being, or actions taken as, a director, officer or employee.

          "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment hereunder is Five Hundred Million and 00/100 Dollars ($500,000,000).

          "Agreement" means this 4-Year Revolving Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.

          "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of Federal Funds Effective Rate for such day plus 0.50% per annum.

          "Applicable Facility Fee Rate" means, from time to time, the Applicable Facility Fee Rate set forth in Section 2.18.

          "Applicable Utilization Fee Rate" means, from time to time, the Applicable Utilization Fee Rate set forth in Section 2.18.

          "Arrangers" means BAS, BNYCMI and JPMorgan Securities, in their capacity as co-lead arrangers and BNYCMI and JPMorgan Securities, in their capacity as joint book runners.

          "Article" means an article of this Agreement unless another document is specifically referenced.

          "Authorized Officer" means any of the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Controller or the Treasurer of the Borrower, acting singly.

          "Bank of America" means Bank of America, N.A., in its individual capacity, and its successors.

          "BAS" means Banc of America Securities LLC, in its individual capacity, and its successors.

          "BNY" means The Bank of New York, in its individual capacity, and its successors.

          "BNYCMI" means BNY Capital Markets, Inc., in its individual capacity, and its successors.

          "Borrower" means The TJX Companies, Inc., a Delaware corporation, and its successors and assigns.

          "Borrowing Date" means a date on which a Syndicated Advance is made hereunder.

          "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York and London, England for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities; provided, that each such day must also be a day on which the Administrative Agent is open for the conduct of its business.

          "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

          "Change" has the meaning specified in Section 3.2.

          "Change in Control" means:

          (a) the acquisition by any Person, or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the outstanding shares of voting stock of the Borrower; or

          (b) during any period of twelve (12) consecutive calendar months, individuals:

          (i) who were directors of the Borrower on the first day of such period; or

          (ii) whose election or nomination for election to the board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower.

          "Chief Financial Officer" means, at any time, the Person who reports to the board of directors of the Borrower on the financial affairs of the Borrower and its Subsidiaries.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Combined Commitment" means the sum of (a) the Aggregate Commitment (as defined in the 5-Year Revolving Credit Agreement) and (b) the Aggregate Commitment hereunder.

          "Combined Utilized Amount" means (1) the sum of all Syndicated Loans, and (2) the aggregate principal amount of all "Syndicated Loans" (whether "Syndicated Loans" or "Swing Line Loans") and "L/C Obligations" under and as defined in the 5-Year Revolving Credit Agreement.

          "Commitment" means, for each Lender, the obligation of such Lender to make Syndicated Loans not exceeding, in the aggregate, the amount set forth opposite its name on Schedule 1 hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

          "Condemnation" has the meaning specified in Section 7.8.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest, including payments in the nature of interest under Capitalized Lease Obligations and the discount or implied interest component of Off-Balance Sheet Liabilities payable by the Borrower and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from such amount
(i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Affiliate or other Person during such period and
(ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

          "Consolidated Net Worth" means, as of the date of any determination thereof, the consolidated shareholders' equity of the Borrower and its Subsidiaries determined in accordance with GAAP.

          "Consolidated Rentals" means, for any period, the aggregate rental amounts payable by the Borrower and its Subsidiaries for such period under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under Capitalized Leases), determined in accordance with GAAP; provided, however, that there shall be excluded from such calculation rentals in respect of discontinued operations and other store closings reflected in the Borrower's consolidated financial statements (or the footnotes thereto) to the extent such rentals relate to operations for which a charge has been taken and/or reserve established in accordance with GAAP and which do not exceed the amount of such charge and/or reserve, the amount of which charge and/or reserve has been established consistent with GAAP.

          "Consolidated Total Assets" means, as of the date of any determination thereof, the total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "Contingent Obligation" of a Person means any agreement, written undertaking or contractual arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the financial or monetary obligation or financial or monetary liability of any other Person (excluding customary indemnification obligations arising from a purchase and sale agreement negotiated at arm's length and typical for transactions of a similar nature), or agrees in writing to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person in writing against loss, including, without limitation, any operating agreement, take-or-pay contract or application for or reimbursement agreement with respect to a letter of credit.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Conversion/Continuation Notice" has the meaning specified in Section 2.7.

          "Credit Ratings" has the meaning specified in Section 2.18.

          "Default" means an event described in Article VII.

          "Designated Lender" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 12.4(a).

          "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to such Section 12.4(a).

          "Disqualified Stock" means, for any Person, any capital stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

          "Dollars" and "$" mean the lawful money of the United States.

          "EBITDAR" for any period means the sum, without duplication, of (a) Consolidated Net Income during such period, plus (to the extent deducted in determining Consolidated Net Income) (b) all provisions for any foreign, federal, state and local taxes paid or accrued by the Borrower or any of its Subsidiaries during such period, plus (to the extent deducted in determining Consolidated Net Income) (c) Consolidated Interest Expense of the Borrower or any of its Subsidiaries during such period, minus (to the extent included in determining Consolidated Net Income) (d) extraordinary gains (and any unusual gains whether or not arising in the ordinary course of business not included in extraordinary gains) to the extent not included in income from continuing operations, plus (to the extent deducted in determining Consolidated Net Income)
(e) consolidated depreciation, plus (to the extent deducted in determining Consolidated Net Income) (f) consolidated amortization expense, including without limitation, amortization of goodwill and other intangible assets and other non-cash charges but excluding reserves, plus (to the extent deducted in determining Consolidated Net Income) (g) Consolidated Rentals, plus (to the extent deducted in determining Consolidated Net Income) (h) extraordinary losses; all of such items as determined in accordance with GAAP.

          "Eligible Designee" means a special purpose corporation, partnership, limited partnership or limited liability company that is administered or sponsored by a Lender or an Affiliate of a Lender and (i) is organized under the laws of the United States or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

          "Eligible Participant" means (i) a Lender or any Affiliate thereof which is a commercial bank, (ii) any other commercial bank having capital and surplus in excess of $100,000,000 or (iii) an Eligible Designee.

          "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "Eurodollar Advance" means a Syndicated Advance denominated in Dollars that bears interest at a Eurodollar Rate.

          "Eurodollar Applicable Margin" means, from time to time, the Eurodollar Applicable Margin set forth in Section 2.18.

          "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period and having a maturity equal to such Eurodollar Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank of America or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank of America's relevant Eurodollar Advance, and having a maturity equal to such Eurodollar Interest Period.

          "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three, six or, if available to all Lenders, twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six or twelve months thereafter, unless there is no such numerically corresponding day in such next, second, third, sixth or twelfth succeeding month, in which case such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth or twelfth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, unless said next succeeding Business Day falls in a new calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day.

          "Eurodollar Loan" means a Syndicated Loan denominated in Dollars which bears interest at the Eurodollar Rate.

          "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(ii) one minus the Reserves (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Eurodollar Applicable Margin in effect from time to time during such Eurodollar Interest Period. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

          "Existing Credit Agreements" means, collectively, (i) that certain 364-Day Credit Agreement dated as of March 26, 2002 among the Borrower, the financial institutions named therein, BNY, as successor administrative agent to Bank One, NA, JPMorgan and Bank of America, as successor syndication agents to Fleet National Bank and BNY and KeyBank and Union Bank of California, as successor documentation agents to Bank of America and JP Morgan, as amended from time to time, and (ii) that certain 5-Year Revolving Credit Agreement dated as of March 26, 2002 among the Borrower, the financial institutions named therein, Bank One, NA, as administrative agent, Fleet National Bank and BNY, as syndication agents, and Bank of America and JPMorgan, as documentation agents, as amended from time to time.

          "Facility Termination Date" means May 5, 2009.

          "Fair Value" means the value of the relevant asset determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell.

          "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

          "Fee Letters" means, collectively, (i) that certain fee letter dated as of March 23, 2005 among the Borrower, the Syndication Agents and the Arrangers (other than BAS), as amended, restated, supplemented or otherwise modified from time to time; and (ii) that certain fee letter dated as of the April 6, 2005 between the Borrower and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

          "5-Year Revolving Credit Agreement" means that certain 5-Year Revolving Credit Agreement dated as of May 5, 2005 among the Borrower, the financial institutions named therein, Bank of America, N.A., as the administrative agent thereunder, BNY and JPMorgan, as the syndication agents thereunder, and Citizens Bank of Massachusetts, KeyBank National Association and Union Bank of California, N.A., as the documentation agents thereunder, as the same may be further amended, restated, supplemented or otherwise modified and as in effect from time to time.

          "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

          "Floating Rate Advance" means a Syndicated Advance denominated in Dollars which bears interest at the Floating Rate.

          "Floating Rate Loan" means a Syndicated Loan denominated in Dollars which bears interest at the Floating Rate.

          "Funded Debt" of any Person means, without duplication, all obligations of such Person for money borrowed (whether or not such obligations have a maturity in excess of one year) which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include (a) all Capitalized Lease Obligations of such Person and (b) all Contingent Obligations of such Person with respect to money borrowed, but shall exclude (i) notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit,
(ii) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary, (iii) bankers acceptances which, in accordance with GAAP, are classified as accounts payable and (iv) Contingent Obligations set forth on Schedule 6.14. Without in any way limiting the foregoing, Funded Debt of the Borrower shall include all Syndicated Loans outstanding under this Agreement and all "Syndicated Loans" outstanding under and as defined in the 5-Year Revolving Credit Agreement.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States. An Affiliate of the Borrower which is consolidated with the accounts of the Borrower in accordance with GAAP shall for all accounting and financial tests contained in this Agreement be treated as a Subsidiary hereunder.

          "Governmental Authority" means any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

          "Gross Negligence" means either recklessness or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Administrative Agent or any Lender or any indemnitee in any of the Loan Documents, it shall have the meaning set forth herein.

          "Hedging Agreement" means any interest rate, commodity or foreign currency exchange swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate and exchange rate fluctuations.

          "Indebtedness" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than (i) accounts payable and (ii) bankers acceptances classified in accordance with GAAP as accounts payable, in each case arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances (to the extent not classified as accounts payable in accordance with GAAP), or other similar instruments, (e) Capitalized Lease Obligations, (f) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (g) all Off-Balance Sheet Liabilities of such Person, (h) net obligations in respect of Hedging Agreements (to the extent a liability is created) (i) all Disqualified Stock and (j) any other obligation in writing for borrowed money or financial accommodation with respect to other items included in the definition of Indebtedness above which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, but excluding, in any event, (i) amounts payable by such Person in respect of covenants not to compete, and (ii) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary of the Borrower.

          "Indemnified Matters" has the meaning specified in Section 9.7(b).

          "Indemnitees" has the meaning specified in Section 9.7(b).

          "Intellectual Property" means (i) any and all intangible personal property consisting of intellectual property, whether or not registered with any governmental entity, including, without limitation, franchises, licenses, patents, technology and know-how, copyrights, trademarks, trade secrets, service marks, logos and trade names and (ii) any and all contract rights (including, without limitation, applications for governmental registrations, license agreements, trust agreements and assignment agreements) creating, evidencing or conveying an interest or right in or to any of the intellectual property described in the preceding clause (i).

          "Interest Period" means a Eurodollar Interest Period.

          "Investment" of a Person means any loan, advance (other than commission, travel and other loans, credits and advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes, debentures or other securities of any other Person made by such Person (other than anticipatory prepayments to vendors in the ordinary course of business consistent with past practice).

          "JPMorgan" means JPMorgan Chase Bank, National Association, in its individual capacity, and its successors.

          "JPMorgan Securities" means JPMorgan Securities Inc., in its individual capacity, and its successors.

          "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

          "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

          "Leverage Ratio" means, with respect to the last day of any fiscal quarter, the ratio of:

          (i) the sum of (a) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis, plus (b) an amount equal to the product of four (4) multiplied by Consolidated Rentals for the period of four consecutive fiscal quarters ending on such day to

          (ii) EBITDAR of the Borrower and its Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters ending on such day.

          "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "Loan Documents" means this Agreement, any Syndicated Notes and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

          "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations, performance or Property of the Borrower and its Subsidiaries on a consolidated basis, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or any material rights or remedies of the Administrative Agent or the Lenders thereunder.

          "Material Indebtedness" means Indebtedness (including the net obligations in respect of Hedging Agreements) which, individually, or in the aggregate, exceeds $30,000,000.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a Plan, if any, maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one non-Affiliated employer is obligated to make contributions.

          "Notice of Assignment" has the meaning specified in Section 12.3.2.

          "Obligations" means all unpaid principal of and accrued and unpaid interest on the Syndicated Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.

          "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of accounts or any other obligation of such Person or such transferor to purchasers/transferees of interests in accounts or notes receivable or the agent for such purchasers/transferees), (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or Synthetic Lease or "tax ownership operating lease" transaction entered into by such Person, including any Synthetic Lease Obligations, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

          "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee.

          "Participant" has the meaning specified in Section 12.2.1.

          "Patriot Act" has the meaning specified in Article XV.

          "Payment Office" means the principal office of the Administrative Agent in Concord, California, located on the date hereof at 1850 Gateway Boulevard, Concord, California 94520 or such other office of the Administrative Agent as the Administrative Agent may from time to time designate by written notice to the Borrower and the Lenders.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Permitted Acquisition" means any Acquisition made by the Borrower or any of its Subsidiaries, provided that upon giving effect to each such Acquisition (a) the Person so acquired by the Borrower shall have either been merged into the Borrower or a Subsidiary (with the Borrower or the Subsidiary as the surviving entity) or such Person shall have become a Subsidiary of the Borrower; (b) no Default or Unmatured Default shall exist; (c) the Acquisition is consummated on a non-hostile basis approved by a majority of the board of directors or other governing body of the Person being acquired; and (d) involves the purchase of a business line similar, related, complementary or incidental to that of the Borrower and its Subsidiaries as of the date of this Agreement.

          "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          "Prepayment Notice" has the meaning specified in Section 2.5.

          "Prime Rate" means the per annum rate announced by the Administrative Agent (or its parent) from time to time as its "prime rate" (it being acknowledged that such announced rate is a rate set by the Administrative Agent based on various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate), which prime rate shall change at the opening of business on the day of any change in such announced rate.

          "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (A) such Lender's Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, that if the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of each Lender's Syndicated Loans by (y) the aggregate amount of all Syndicated Loans.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Purchasers" has the meaning specified in Section 12.3.1.

          "Rated Debt" means the Borrower's senior unsecured non-credit-enhanced long-term Indebtedness, which Indebtedness does not benefit from guaranties or other credit enhancement provided by any of the Borrower's Subsidiaries.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stocks.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

          "Required Lenders" means Lenders having, in the aggregate, at least 51% of the Aggregate Commitment; provided, however, that in the event any of the Lenders shall have failed to fund a portion of any Syndicated Advance requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Required Lenders" means Lenders (excluding all such defaulting Lenders) having, in the aggregate, at least 51% of the aggregate Commitments of such non-defaulting Lenders; provided, further, however, that, if the Aggregate Commitment has been terminated pursuant to the terms of this Agreement, "Required Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate outstanding principal balance of all Syndicated Loans is equal to or greater than 51%.

          "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

          "Reserves" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserves (including all basic, supplemental, marginal and other reserves) imposed under Regulation D on Eurocurrency liabilities.

          "Risk-Based Capital Guidelines" has the meaning specified in Section 3.2.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with intent to lease such Property as lessee pursuant to a Capitalized Lease.

          "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

          "Single Employer Plan" means a Plan, if any, maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group. The term "Single Employer Plan" does not include any Multiemployer Plan.

          "Specified Remittance Time" means (a) if the relevant Payment Office is located in New York, New York, 2:00 p.m. (New York time) and (b) if the relevant Payment Office is located elsewhere, such time as the Administrative Agent shall specify after consultation with the Lenders and the consent of the Borrower, which consent shall not be unreasonably withheld.

          "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Substantial Portion" means, with respect to the Property of any Person and its Subsidiaries, Property which:

          (a) when aggregated with all other Property in accordance with Section
6.11 (i) represents more than 15% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as at the beginning of the fiscal year in which such determination is made, or (ii) is responsible for more than 15% of the consolidated net sales of such Person and its Subsidiaries as reflected in the financial statements referred to in clause (i) above; or

          (b) in any individual transaction or series of related transactions
(i) represents more than 10% of the consolidated assets of such Person and its Subsidiaries as would be shown in the consolidated financial statements of such Person and its Subsidiaries as at the beginning of the fiscal year in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales of such Person and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

          "Syndicated Advance" means a borrowing consisting of simultaneous Syndicated Loans of the same Type made to the Borrower by each of the Lenders pursuant to Section 2.1, and, in the case of Eurodollar Advances, for the same Interest Period.

          "Syndicated Advance Borrowing Notice" has the meaning specified in
Section 2.6.

          "Syndicated Loan" means a loan by a Lender to the Borrower as part of a Syndicated Advance.

          "Syndicated Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Syndicated Loans made by such Lender to the Borrower.

          "Syndication Agents" means, collectively, BNY and JPMorgan, and their respective successors and assigns.

          "Synthetic Lease" means a so-called "synthetic" lease that is not treated as a capital lease under GAAP, but that is treated as a financing under the Code.

          "Synthetic Lease Obligations" means, collectively, the payment obligations of the Borrower or any of its Subsidiaries pursuant to a Synthetic Lease.

          "Transferee" has the meaning specified in Section 12.5.

          "Type" means, (a) with respect to any Syndicated Loan, its nature as a Floating Rate Loan or a Eurodollar Loan and (b) with respect to any Syndicated Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

          "Unfunded Liabilities" means the amount (if any) by which the present actuarial value of all vested nonforfeitable benefits under all Single Employer Plans (based on the actuarial assumptions for each such plan) exceeds the Fair Value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

          "United States" and "U.S." mean the United States of America.

          "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

          "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which (other than directors qualifying shares and shares required by applicable corporate law to be owned by foreign nationals) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or

(b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which (other than directors qualifying shares and shares required by applicable corporate law to be owned by foreign nationals) shall at the time be so owned or controlled.

                                   ARTICLE II
                                   THE CREDITS

          2.1 The Syndicated Loans.

          From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of Section 2.9 and Section 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), to make Syndicated Loans to the Borrower from time to time in an aggregate amount not to exceed at any one time outstanding the amount of such Lender's Commitment. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of Section 2.9 and Section 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), the Borrower may borrow, repay and reborrow Syndicated Loans at any time prior to the Facility Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments of the Lenders to lend hereunder shall expire on the Facility Termination Date.

          2.2 Repayment of the Syndicated Loans.

          Any outstanding Syndicated Loans shall be paid in full by the Borrower on the Facility Termination Date; provided, however, that nothing in this
Section 2.2 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Syndicated Loans at any earlier time in accordance with the terms of this Agreement.

          2.3 Ratable Syndicated Loans; Types of Syndicated Advances.

          Each Syndicated Advance hereunder shall consist of Syndicated Loans made from the several Lenders ratably in proportion to their respective Pro Rata Shares of the Aggregate Commitment. Any Syndicated Advance may be a Floating Rate Advance or a Eurodollar Advance, as the Borrower shall select in accordance with Sections 2.6 and 2.7.

          2.4 Minimum Amount of Each Syndicated Advance.

          Each Eurodollar Advance shall be in the minimum amount of $15,000,000 (and an integral multiple of $5,000,000 if in excess thereof) and each Floating Rate Advance shall be in the minimum amount of $10,000,000 (and an integral multiple of $1,000,000 if in excess thereof); provided, however, that any Syndicated Advance that is a Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

          2.5 Optional Prepayments of Syndicated Loans.

          Subject to Section 3.4 and the requirements of Section 2.4, the Borrower may (a) following notice given to the Administrative Agent by the Borrower, in the form attached hereto as Exhibit G (a "Prepayment Notice") by not later than 2:00 p.m. (New York time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Syndicated Advance in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (b) following a Prepayment Notice given to the Administrative Agent by the Borrower by not later than 2:00 p.m. (New York time) on, if the Syndicated Advance to be prepaid is a Eurodollar Advance, the third Business Day preceding the date of the proposed prepayment, such notice specifying the Syndicated Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Eurodollar Loans comprising a Eurodollar Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid. In the case of a Floating Rate Advance, each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 (and an integral multiple of $1,000,000 if in excess thereof).

          2.6 Method of Selecting Types and Interest Periods for New Syndicated Advances.

          The Borrower shall select the Type of each Syndicated Advance and, in the case of a Eurodollar Advance, the Interest Period applicable to such Syndicated Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice, in the form attached hereto as Exhibit F (a "Syndicated Advance Borrowing Notice"), not later than 12:00 p.m. (New York time) (i) on the Borrowing Date for each Floating Rate Advance and (ii) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (a) the Borrowing Date, which shall be a Business Day, of such Syndicated Advance,

          (b) the aggregate amount of such Syndicated Advance,

          (c) the Type of such Syndicated Advance, and

          (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than the Specified Remittance Time on each Borrowing Date, each Lender shall make available its Syndicated Loan or Syndicated Loans to the Administrative Agent in immediately available funds at the relevant Payment Office. To the extent that the Administrative Agent has received funds from the Lenders as specified in the preceding sentence and the applicable conditions set forth in Article IV have been fulfilled, the Administrative Agent will make such funds available to the Borrower at the relevant Payment Office promptly following the Specified Remittance Time, it being understood that, upon the request and direction of the Borrower, the

Administrative Agent will make the applicable funds available to the Borrower by depositing such funds to such account with Bank of America as the Borrower shall designate.

          2.7 Conversion and Continuation of Outstanding Syndicated Advances.

          Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances or prepaid pursuant to Section 2.5. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Syndicated Advance of another Type. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Syndicated Advance of any Type into any other Type or Types of Syndicated Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit H hereto (a "Conversion/Continuation Notice") of each conversion of a Syndicated Advance or continuation of a Eurodollar Advance not later than 12:00 p.m. (New York time) (i) in the case of a conversion into a Floating Rate Advance on the date of such conversion and (ii) in the case of a conversion into or continuation of a Eurodollar Advance, at least three Business Days before the date of such conversion or continuation, specifying:

          (a) the requested date, which shall be a Business Day, of such conversion or continuation;

          (b) the aggregate amount and Type of the Syndicated Advance which is to be converted or continued; and

          (c) the amount and Type(s) of Syndicated Advance(s) into which such Syndicated Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

          2.8 Payment of Interest on Syndicated Advances; Changes in Interest Rate.

          (a) Interest accrued on each Floating Rate Advance shall be payable in arrears on the last Business Day of each fiscal quarter, on the Facility Termination Date, on the date of the reduction of all or any part of the Aggregate Commitment pursuant to Section 2.9 (solely with respect to such reduced amount) and on the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to Section
2.2. Interest accrued on each Eurodollar Advance shall be payable in arrears on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366 -day year. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Syndicated Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on a Syndicated Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

          (b) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Floating Rate Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.7 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.7, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on each Syndicated Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date.

          2.9 Facility Fee; Utilization Fee; Adjustments in Aggregate
Commitment.

          (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee at a rate per annum equal to the Applicable Facility Fee Rate in effect from time to time on such Lender's Commitment (determined without giving effect to any usage of the Commitments), whether used or unused, from the date hereof until the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to Section 2.2. Such facility fees shall be payable in arrears on the last Business Day of each March, June, September and December, on the Facility Termination Date, on the date of the reduction of all or any part of the Aggregate Commitment pursuant to Section 2.9(c) (solely with respect to such reduced amount) and on the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to
Section 2.2. Facility fees shall be calculated for actual days elapsed on the basis of a 360-day year.

          (b) Utilization Fee. For each day from and after the date hereof on which the Combined Utilized Amount exceeds fifty percent (50%) of the Combined Commitment, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender, a utilization fee at a rate per annum equal to the Applicable Utilization Fee Rate in effect from time to time on the sum of all Syndicated Loans, payable from the date hereof until the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to Section 2.2. Such utilization fees shall be payable in arrears on the last Business Day of each March, June, September and December, on the Facility Termination Date, on the date of the reduction of all or any part of the Aggregate Commitment pursuant to Section 2.9(c) and on the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full pursuant to Section 2.2. Utilization fees shall be calculated for actual days elapsed on the basis of a 360-day year.

          (c) Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole or in part ratably among the Lenders in a minimum amount of $15,000,000 and integral multiples of $2,500,000 in excess thereof, upon at least two Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Syndicated Advances.

          (d) Increase of Aggregate Commitment. At any time the Borrower may, on the terms set forth below, request that the Aggregate Commitment hereunder be increased; provided, that (i) the Aggregate Commitment hereunder at no time shall exceed $550,000,000, (ii) the Combined Commitment at no time shall exceed $1,100,000,000, (iii) each such request shall be in a minimum amount of at least $10,000,000 and in increments of $5,000,000 in excess thereof, (iv) an increase in the Aggregate Commitment hereunder may only be made at a time when no Default or Unmatured Default shall have occurred and be continuing, (v) each Lender shall be offered a pro rata share of any requested increase prior to the Borrower, the Administrative Agent and the Syndication Agents inviting any additional financial institutions to become a Lender hereunder, and (vi) no Lender's Commitment shall be increased under this Section 2.9(d) without its consent. In the event of such a requested increase in the Aggregate Commitment, any financial institution which the Borrower, the Administrative Agent and the Syndication Agents invite to become a Lender or to increase its Commitment may set the amount of its Commitment at a level agreed to by the Borrower, the Administrative Agent and the Syndication Agents. In the event that the Borrower and one or more of the Lenders (or other financial institutions) shall agree upon such an increase in the Aggregate Commitment (i) the Borrower, the Administrative Agent and each Lender or other financial institution increasing its Commitment or extending a new Commitment shall enter into an amendment to this Agreement setting forth the amounts of the Commitments, as so increased, providing that the financial institutions extending new Commitments shall be Lenders for all purposes under this Agreement, and setting forth such additional provisions as the Administrative Agent shall consider reasonably appropriate and
(ii) the Borrower shall furnish, if requested, a new Syndicated Note to each financial institution that is extending a new Commitment or increasing its Commitment. No such amendment shall require the approval or consent of any Lender whose Commitment is not being increased. Upon the execution and delivery of such amendment as provided above, and upon satisfaction of such other conditions as the Administrative Agent may reasonably specify upon the request of the financial institutions that are extending new Commitments (including, without limitation, the Administrative Agent administering the reallocation of any outstanding Syndicated Loans ratably among the Lenders after giving effect to each such increase in the Aggregate Commitment, and the delivery of certificates, evidence of corporate authority and legal opinions on behalf of the Borrower), this Agreement shall be deemed to be amended accordingly.

          2.10 Rates Applicable After Default.

          Notwithstanding anything to the contrary contained in Section 2.8, during the continuance of a Default or Unmatured Default no Syndicated Advance may be made as, converted into or continued past the end of the applicable Interest Period as a Eurodollar Advance. During the continuance of a Default upon notice given to the Borrower by the

Administrative Agent, each Syndicated Advance shall bear interest until paid in full at a rate per annum equal to the then-applicable rate of interest, as the case may be, plus two percent (2.0%) per annum.

          2.11 Method of Payment.

          All payments of the Obligations hereunder shall be made, without setoff, recoupment, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York time) on the date when due and shall be remitted by the Administrative Agent to the Lenders according to their respective interests therein. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized, but is not obligated, to charge the accounts of the Borrower maintained with Bank of America into which proceeds of Syndicated Advances are remitted pursuant to
Section 2.6 for each payment of interest and fees as it becomes due hereunder, for each payment of principal, in accordance with the applicable Prepayment Notice or when otherwise due and payable in accordance with the terms hereof.

          2.12 Evidence of Debt (Optional Syndicated Notes); Telephonic Notices.

          (a) Evidence of Debt (Optional Syndicated Notes).

               (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Syndicated Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Syndicated Loan made hereunder, and, to the extent applicable, the Type thereof and the interest period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

               (iii) The entries in the accounts maintained pursuant to clauses
(i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. In the event of a conflict between the accounts maintained by the Administrative Agent and the accounts maintained by a Lender, the accounts maintained by the Administrative Agent shall control in the absence of manifest error.

               (iv) Any Lender may request that its Syndicated Loans be evidenced by one or more Syndicated Notes. In such event, the Borrower shall execute and deliver to such Lender the applicable Syndicated Note or Syndicated Notes payable to the order of such Lender. Thereafter, the Syndicated Loans evidenced by any such Syndicated Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Syndicated Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Syndicated Note for cancellation and requests that such Syndicated Loans once again be evidenced as described in clauses (i) and (ii) above.

          (b) Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Syndicated Advances and effect selections of Types of Syndicated Advances based on telephonic notices made by any person or persons the Administrative Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent of the relevant telephonic notice shall govern absent manifest error.

          2.13 Notification of Syndicated Advances, Interest Rates, Prepayments and Commitment Reductions.

          Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Syndicated Advance Borrowing Notice, Conversion/Continuation Notice and Prepayment Notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

          2.14 Lending Installations.

          Each Lender may book its Syndicated Loans at any one or more Lending Installations selected by such Lender and may change any such Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Syndicated Notes requested by such Lender shall be deemed held by such Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Syndicated Loans will be made by it and for whose account Syndicated Loan payments are to be made.

          2.15 Non-Receipt of Funds by the Administrative Agent.

          Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Syndicated Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of repayment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of repayment by the Borrower, the interest rate applicable to the relevant Syndicated Loan.

          2.16 Withholding Tax Exemption.

          At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Syndicated Notes (if requested) without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8BEN or W-8ECI, or successor applicable form, further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or any successor form or related form as may from time to time be required under applicable law) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Syndicated Notes (if requested) without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          2.17 Termination.

          All unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date; provided, however, that nothing in this Section 2.17 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Obligations at any earlier time in accordance with the terms of this Agreement.

          2.18 Pricing.

          The Eurodollar Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate for any period shall be determined on the basis of the publicly announced ratings ("Credit Ratings") by Moody's and S&P on the Borrower's Rated Debt during such period, in each case in accordance with the table set forth below, to change when and as such Credit Ratings change. For purposes of determining the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate with respect to any period:

               (i) Any change in the Credit Rating shall be deemed to become effective on the date of public announcement thereof and shall remain in effect until the date of public announcement that such Credit Rating shall no longer be in effect. If any change in Credit Rating occurs during an Interest Period, the new Eurodollar Applicable Margin, Applicable Facility Fee Rate and Applicable Utilization Fee Rate shall become effective from the date of the public announcement.

               (ii) If, during any period, either Moody's or S&P shall not have a publicly-announced Credit Rating with respect to the Borrower's Rated Debt, the Credit Rating announced by the other rating agency with respect thereto shall be used.

               (iii) Except as provided below, in the event that the Credit Ratings publicly announced by Moody's and S&P with respect to the Borrower's Rated Debt appear in more than one column of the table, the Eurodollar Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate will be based on the column which includes the highest rating; provided, however, that if there exists a differential of two or more levels between the Credit Rating publicly announced by Moody's and the Credit Rating publicly announced by S & P, then the Credit Rating which is one level below the higher announced Credit Rating will determine the Eurodollar Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate.

               (iv) If, during any period, neither Moody's nor S&P shall have publicly announced a Credit Rating with respect to the Borrower's Rated Debt, the Eurodollar Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate shall be the margins set forth under the column entitled "No Other Pricing Level Applies."

                         EURODOLLAR APPLICABLE MARGINS
                         APPLICABLE FACILITY FEE RATES
                      AND APPLICABLE UTILIZATION FEE RATES
                               (IN BASIS POINTS)

                                                             AT LEAST
                  AT LEAST A+   AT LEAST A    AT LEAST A-    BBB+ FROM    AT LEAST BBB   NO OTHER
                  FROM S&P OR   FROM S&P OR   FROM S&P OR   S&P OR BAA1    FROM S&P OR    PRICING
CREDIT              A1 FROM       A2 FROM       A3 FROM         FROM        BAA2 FROM      LEVEL
RATINGS             MOODY'S       MOODY'S       MOODY'S       MOODY'S        MOODY'S      APPLIES
---------------   -----------   -----------   -----------   -----------   ------------   --------
Eurodollar
Applicable
Margin                13.5          17.5          29.0          40.0          61.5         84.0

                                                              AT LEAST
                  AT LEAST A+   AT LEAST A    AT LEAST A-    BBB+ FROM    AT LEAST BBB   NO OTHER
                  FROM S&P OR   FROM S&P OR   FROM S&P OR   S&P OR BAA1    FROM S&P OR    PRICING
CREDIT              A1 FROM       A2 FROM       A3 FROM         FROM        BAA2 FROM      LEVEL
RATINGS             MOODY'S       MOODY'S       MOODY'S       MOODY'S        MOODY'S      APPLIES
---------------   -----------   -----------   -----------   -----------   ------------   --------
Applicable
Facility Fee           6.5           7.5           8.5          10.0          13.5         16.0

Applicable
Utilization Fee
Rate                  10.0          10.0          10.0          10.0          10.0         10.0

                                  ARTICLE III
                             CHANGE IN CIRCUMSTANCES

          3.1 Yield Protection.

          If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance by any Lender therewith,

          (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender, franchise taxes and branch profit taxes), or changes the basis of taxation of payments to any Lender or any applicable Lending Installation in respect of its Syndicated Loans or other amounts due it hereunder, or

          (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (c) imposes any other condition, in each case, the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Syndicated Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Syndicated Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Syndicated Loans held, or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Syndicated Loans and its Commitment.

          3.2 Changes in Capital Adequacy Regulations.

          If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below in this Section 3.2), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Syndicated Loans or its obligation to make Syndicated Loans hereunder (after taking into account such Lender's or such controlling corporation's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below in this Section 3.2) or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement. Each Lender agrees promptly to notify the Borrower and the Administrative Agent of any circumstances that would cause the Borrower to pay additional amounts pursuant to this Section 3.2, provided that, except as set forth in Section 3.5(b), the failure to give such notice shall not affect the Borrower's obligation to pay such additional amounts hereunder.

          3.3 Availability of Types of Syndicated Advances.

          If any Lender reasonably determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Syndicated Advance does not accurately reflect the cost of making or maintaining such Syndicated Advance, then the Administrative Agent shall suspend the availability of the affected Type of Syndicated Advance.

          3.4 Funding Indemnification.

          If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, conversion or otherwise, or a Eurodollar Advance is not made (whether by borrowing, continuation or conversion) on the date specified by the Borrower for any reason other than default by the Lenders, or an optional prepayment, notice of which has been given in accordance with Section 2.5, is not made on the date specified therefor in such notice, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

          3.5 Mitigation; Lender Statements; Survival of Indemnity.

          (a) To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Syndicated Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender in its reasonable determination. If the obligation of the Lenders to make Eurodollar Advances has been suspended pursuant to Section 3.3 as a consequence of a determination by any Lender that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law or any Lender has demanded compensation under Section 3.1 or 3.2, the Borrower may elect (i) subject to
Section 3.4, to prepay any outstanding Syndicated Advances to the extent necessary to mitigate its liability under Section 3.1 or 3.2, or (ii) to require the applicable Lender to assign its outstanding Syndicated Loans and Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Administrative Agent. The obligation of a Lender to assign its rights and obligations hereunder as contemplated by this Section 3.5(a) is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents are paid in full upon the completion of such assignment and (y) any assignment is effected in accordance with the terms of Section 12.3 and on terms otherwise satisfactory to that Lender (it being understood that the Borrower or the replacement Lender shall pay the processing fee payable to the Administrative Agent pursuant to Section 12.3.2 in connection with any such assignment).

          (b) In determining the amounts payable under Sections 3.1, 3.2 or 3.4, each Lender shall use its reasonable efforts to make its allocations and computations, to the extent readily determinable, consistent with the allocations and computations applied generally by such Lender to other customers of similar size and credit quality and under similar circumstances. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement shall be payable not later than fifteen (15) days after receipt by the Borrower of the written statement. The Borrower shall not be liable for any amounts under Sections 3.1, 3.2 or 3.4 accruing more than 120 days prior to the receipt of a demand for payment therefor. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

          4.1 Effectiveness; Initial Syndicated Advance.

          This Agreement shall become effective and the Lenders shall be obligated to make the initial Syndicated Advance only after the Administrative Agent shall have received from the Borrower, with sufficient copies (other than in the case of any requested Syndicated Notes) for each of the Lenders, each of the following items in form and substance satisfactory to the Administrative
Agent:

          (a) a copy of the certificate of incorporation (or comparable constitutive document) of the Borrower, together with all amendments thereto and a certificate of good standing, certified by the appropriate governmental officer of its jurisdiction of organization and by the Secretary, Assistant Secretary, or other appropriate officer of the Borrower;

          (b) copies, certified by the Secretary, Assistant Secretary or other appropriate officer of the Borrower of its by-laws (or any comparable constitutive laws, rules or regulations) and of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

          (c) incumbency certificates, executed by the Secretary or Assistant Secretary or other appropriate officer of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, as applicable, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (d) a certificate, signed by the Chief Financial Officer, stating that on the date hereof no Default or Unmatured Default has occurred and is continuing;

          (e) evidence of the payment of all fees required to be paid by the Borrower pursuant to the Fee Letters;

          (f) opinions of (i) Ropes & Gray LLP, counsel to the Borrower, and
(ii) a Senior Vice President-Legal of the Borrower, substantially in the forms attached as Exhibit B hereto;

          (g) evidence of delivery of the 5-Year Revolving Credit Agreement by each of the parties thereto;

          (h) written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

          (i) evidence of the termination of the Existing Credit Agreements and repayment of in full of all obligations, indebtedness and liabilities outstanding thereunder from the proceeds of the initial Syndicated Loans hereunder and/or the initial "Syndicated Loans" under and as defined in the 5-Year Revolving Credit Agreement; and

          (j) such other documents as any Lender or its counsel may have reasonably requested (including, without limitation, any Syndicated Notes requested pursuant to Section 2.12(a)(iv)).

          4.2 Each Syndicated Advance.

          No Lender shall be required to make any Syndicated Loan hereunder unless on the applicable Borrowing Date:

          (a) there exists no Default or Unmatured Default;

          (b) the representations and warranties contained in Article V are true and correct as of such Borrowing Date (other than the representation and warranty set forth in Section 5.5, which shall only be made by the Borrower as of the date of this Agreement) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

          (c) after giving effect to such Syndicated Loan and the other Syndicated Loans being made as a part of such Syndicated Advance, the aggregate outstanding principal amount of all Syndicated Advances does not exceed the Aggregate Commitment; and

          (d) all legal matters incident to the making of such Syndicated Advance shall be reasonably satisfactory to the Lenders and their counsel.

Each Syndicated Advance Borrowing Notice and each Conversion/Continuation Notice with respect to a Syndicated Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a), (b) and (c) have been satisfied.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Syndicated Loans and the other financial accommodations to the Borrower described herein, the Borrower represents and warrants to the Administrative Agent and each Lender as follows as of the date of this Agreement, the date of the initial extension of credit hereunder and thereafter on each date as required by Section 4.2 that:

          5.1 Existence and Standing.

          Each of the Borrower and its Subsidiaries (other than Subsidiaries which in the aggregate own, directly or indirectly, less than ten percent (10%) of the total consolidated assets of the Borrower and its Subsidiaries) (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business as a foreign organization and is in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except those jurisdictions where the failure to be in good standing or to so qualify is not reasonably likely to have a Material Adverse Effect, and (iii) has all requisite corporate or other organizational power and authority to own, lease and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted.

          5.2 Authorization and Validity.

          (a) The Borrower has the requisite corporate or other organizational power and authority to execute, deliver and perform each of the Loan Documents which have been or are to be executed by it.

          (b) The execution, delivery and performance, as the case may be, of each of the Loan Documents executed by the Borrower, and the consummation of the transactions contemplated thereby, have been duly approved by the board of directors and, if necessary, the shareholders of the Borrower, and such approvals have not been rescinded. No other corporate or other organizational action or proceedings on the part of the Borrower is necessary to consummate such transactions.

          (c) Each of the Loan Documents to which the Borrower is a party has been duly executed or delivered, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived without the prior written consent of the Required Lenders (or all of the Lenders if so required under Section 8.2), and the Borrower has performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Borrower and no unmatured default, default or breach of any covenant by any such party exists thereunder.

          5.3 No Conflict; Government Consent.

          Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles of incorporation or by-laws (or any comparable constitutive laws, rules or regulations) or the provisions of any material indenture, instrument or material agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such material indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, except (i) such as have been made or obtained as set forth on Schedule 5.3 or (ii) such as set forth on
Schedule 5.3 hereto which have not been obtained or made and which are immaterial.

          5.4 Financial Statements.

          The January 29, 2005 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          5.5  Material Adverse Change.

          As of the date of this Agreement, since January 29, 2005 with respect to the Borrower and its Subsidiaries, there has been no material adverse change in the business, financial condition, operations, performance or Property of the Borrower and its Subsidiaries on a consolidated basis.

          5.6  Taxes.

          The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith, as to which adequate reserves have been provided in accordance with GAAP and as to which no tax lien has been filed. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service, or the Internal Revenue Service has allowed the Statute of Limitations for audit to expire, for fiscal years ended January 29, 2000 and prior (provided that the year ending January 29, 2000 remains open only in respect of items from later years carried back to such year). No tax liens have been filed and remain in effect with respect to the Borrower and its Subsidiaries. No written claims of taxing authorities are pending and being made, and no other claims are, to the knowledge of the executive officers of the Borrower, pending against the Borrower or any of its Subsidiaries, in each case (i) except claims which are being actively contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings and with respect to which the Borrower or such Subsidiary has established such reserves or made other appropriate provisions as shall be required in conformity with GAAP; and (ii) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges have been established in accordance with GAAP and, to the knowledge of the executive officers of the Borrower, are adequate.

          5.7  Litigation and Contingent Obligations.

          Except as set forth on Schedule 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

          5.8  Subsidiaries.

          Schedule 5.8 hereto contains an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of organization and the percentage of their respective equity held by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

          5.9  ERISA.

          The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $40,000,000. Neither the Borrower nor any other member of the Controlled Group has failed to make any required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment with respect to a Single Employer Plan, or has failed to make a required contribution or payment to a Multiemployer Plan. Neither the Borrower nor any other member of the Controlled Group has any potential liability, whether direct or indirect, contingent or otherwise, under
Section 4069, 4204 or 4212(c) of ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations and has been administered in all material respects in accordance with its terms. No Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, no steps have been taken to reorganize or terminate any Plan, no event has occurred which imposes an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; no event or condition has occurred which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, in any such case where such event could reasonably be expected to have a Material Adverse Effect.

          5.10 Accuracy of Information.

          No written information, certificate, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders (including the Loan Documents and any representation or warranty therein) contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

          5.11 Regulations T, U and X.

          Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the Borrower nor any of its Subsidiaries is engaged in the business of purchasing or carrying margin stock.

          5.12 Material Agreements.

          Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

          5.13 Compliance With Laws.

          The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 5.13 hereto, neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any Environmental, Health or Safety Requirements of Law or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any petroleum, toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

          5.14 Ownership of Property.

          Except as set forth on Schedule 5.14 hereto, on the date of this Agreement, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements referred to in Section 5.4 as owned by it. The Borrower and each of its Subsidiaries owns (or is licensed to use) all Intellectual Property which is necessary or appropriate in any material respect for the conduct of its respective business as conducted on the date of this Agreement, without any material conflict with the rights of any other Person. Neither the Borrower nor any Subsidiary is aware of (i) any material existing or threatened infringement or misappropriation of any of its Intellectual Property by any third party or (ii) any material third party claim that any aspect of the business of the Borrower or any Subsidiary (as conducted on the date of this Agreement) infringes or will infringe upon, any Intellectual Property or other property right of any other Person, in each case that could reasonably be expected to have a Material Adverse Effect.

          5.15 Labor Matters.

          There are no labor controversies pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any Subsidiary, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in substantial compliance in all material respects with the Fair Labor Standards Act, as amended.

          5.16 Investment Company Act.

          Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          5.17 Public Utility Holding Company Act.

          Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.18 Insurance.

          The insurance policies and programs in effect with respect to the Property, liabilities and business of the Borrower and its Subsidiaries are maintained with financially sound and reputable insurance companies and reflect coverage that is consistent with sound business practice.

                                   ARTICLE VI
                                    COVENANTS

          6. Covenants. During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

          6.1  Financial Reporting.

          The Borrower will maintain, for itself and its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and, subject to Section 13.1, will furnish or cause to be furnished to the Administrative Agent with sufficient copies for each of the Lenders:

          (a) As soon as practicable but in any event within 105 days after the close of each of its fiscal years, an audit report (which audit report shall be unqualified or shall be otherwise reasonably acceptable to the Required Lenders; provided that such report may set forth qualifications to the extent such qualifications pertain solely to changes in GAAP from those applied during earlier accounting periods, the implementation of which changes (with the concurrence of such accountants) is reflected in the financial statements accompanying such report), certified by independent certified public accountants who are reasonably acceptable to the Required Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and the related statements of income, and consolidated stockholder's equity and cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (b) As soon as practicable but in any event within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries on a consolidated basis, balance sheets as of the end of such period and the related statements of income, and consolidated stockholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, Controller or Treasurer as to fairness of presentation and prepared, with respect to such consolidated statements, in accordance with GAAP (subject to normal year end adjustments).

          (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit C hereto signed by its Chief Financial Officer, Controller or Treasurer showing the calculations necessary to determine compliance with Section 6.16 as of the last day of the fiscal period covered by such financial statements, and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and the Borrower's plans with respect thereto.

          (d) As soon as possible and in any event within 10 days after an executive officer of the Borrower knows that any Reportable Event or any other event described in Section 5.9 has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer or Treasurer of the Borrower, describing said Reportable Event or other event and the action which the Borrower proposes to take with respect thereto.

          (e) As soon as possible and in any event within 10 days after receipt by the Borrower or any Subsidiary, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any petroleum, toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $30,000,000 (in each case, determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

          (f) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (g) Promptly upon the filing thereof, copies of all final registration statements, proxy statements and annual, quarterly, monthly or other reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission (provided the Borrower shall not be obligated to provide copies of routine reports which are required to be filed concerning the management of employee benefit plans, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan).

          (h) Except to the extent that such items are redundant with reports or information otherwise provided pursuant to this Section 6.1, promptly upon the furnishing thereof to the holders thereof, copies of all financial statements and reports furnished to the holders of (or trustee or other representative for the holders of) any Indebtedness for money borrowed of the Borrower or its Subsidiaries.

          (i) Such other information (including non-financial information) as any Lender through the Administrative Agent may from time to time reasonably request.

          6.2  Use of Proceeds.

          The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Syndicated Advances to repay outstanding loans and advances made under the Existing Credit Agreements, to repay Syndicated Advances hereunder and "Syndicated Advances", "Reimbursement Obligations" and the "Swing Line Loans" under (and as such terms are defined

in) the 5-Year Revolving Credit Agreement or for general corporate or working capital purposes (including, without limitation, capital expenditures, purchases by the Borrower of its capital stock, Acquisitions permitted under Section 6.18 and support of commercial paper). The Borrower will not, nor will it permit any Subsidiary, to use proceeds of the Syndicated Advances other than as contemplated in this Section 6.2.

          6.3  Other Notices.

          Promptly after the Borrower or relevant subsidiary becomes aware of such occurrence, the Borrower will, and will cause each of its Subsidiaries to, give notice in writing to the Lenders of the occurrence of: (a) any Default or Unmatured Default; and (b) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect; provided, no separate notice of the occurrence of any such development under this clause (b) needs to be given to the extent such item has been disclosed in the Borrower's annual, quarterly or other reports (i.e., 10-K, 10-Q or 8-K) filed with the Securities and Exchange Commission and delivered pursuant to Section 6.1(g) or in a press release issued by the Borrower or one of its Subsidiaries. Any such notice shall state the nature and status of the occurrence and any and all actions taken with respect thereto.

          6.4  Conduct of Business.

          The Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same or complementary fields of enterprise as it is presently conducted and to do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except for transactions permitted under Sections 6.10, 6.11, 6.13, or 6.18 or where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

          6.5  Taxes.

          The Borrower will, and will cause each of its Subsidiaries to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and in connection with which no tax Lien has been filed.

          6.6  Insurance.

          The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to all their Property, liabilities and business in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Administrative Agent upon request of any Lender full information as to the insurance carried.

          6.7  Compliance with Laws.

          The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws (including, without limitation, all environmental laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          6.8  Maintenance of Properties.

          The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve and protect all of its material Intellectual Property including, without limitation, perform each of its respective obligations under any and all license agreements and other contracts and agreements evidencing or relating to Intellectual Property, using the same in interstate or foreign commerce, properly marking such Intellectual Property and maintaining all necessary and appropriate governmental registrations (both domestic and foreign) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.9  Inspection.

          The Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent and any or each Lender, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or such Lender may designate. Prior to the occurrence of a Default or Unmatured Default, the Lenders will use reasonable efforts to coordinate their inspection through the Administrative Agent so as to minimize any disruption to the business of the Borrower and its Subsidiaries.

          6.10 Merger.

          The Borrower will not, nor will it permit any of its Subsidiaries to, merge, amalgamate or consolidate with or into any other Person, except that a Wholly-Owned Subsidiary may merge with the Borrower or a Wholly-Owned Subsidiary of the Borrower, subject to the further condition that if the Borrower is a party to any such permitted merger, the Borrower shall be the surviving corporation. Nothing herein shall prohibit a transaction otherwise in compliance with Section 6.11, 6.13, or 6.18.

          6.11 Sale of Assets.

          Except as disclosed in Schedule 6.11, the Borrower will not, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of its Property, to any other Person except for:

          (a) Sales of inventory in the ordinary course of business (which in the business of the Borrower and its Subsidiaries may include sales of larger quantities of inventory other than to consumers, provided such sales are consistent with the Borrower's and its Subsidiaries' past practices and which are not extraordinary transactions under GAAP);

          (b) The sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection only;

          (c) Occasional sales, leases or other dispositions of immaterial assets for cash consideration and for not less than fair market value;

          (d) Sales, leases or other dispositions of assets that are obsolete or have negligible fair market value;

          (e) Sales of equipment for cash consideration and for fair market value (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment);

          (f) Leases, sales or other dispositions of its Property to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

          (g) Other leases, sales or other dispositions of its Property subject to the requirement that the net proceeds of each such lease, sale or other disposition of Property are reinvested in the business of the Borrower and the Subsidiaries as conducted in accordance with the requirements of Section 6.4 or are used for other general corporate purposes; and

          (h) Sales of assets in the ordinary course of business and consistent with past practices for not less than fair market value, including store closings.

Notwithstanding anything herein to the contrary, the aggregate amount of Property of the Borrower and its Subsidiaries leased, sold or disposed of pursuant to clauses (g) and (h) (excluding any equipment which has been promptly replaced) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs shall not: (1) in any single transaction or series of related transactions constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries under clause (b) of the definition of Substantial Portion or (2) in the aggregate constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries under clause (a) of the definition of Substantial Portion.

          6.12 Affiliates.

          Except in connection with transactions otherwise permitted pursuant to the terms of this Article VI, the Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction; provided, however, that these provisions shall not be applicable with respect to transactions among the Borrower and its Subsidiaries which are in the ordinary course of business and consistent with past practice.

          6.13 Investments.

          The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments, or commitments therefor, except:

          (a) Investments by the Borrower or any of its Subsidiaries in and to any domestic Subsidiary;

          (b) Investments by the Borrower or any of its Subsidiaries in and to any foreign Subsidiary in an aggregate amount at any time not to exceed 20% of Consolidated Total Assets;

          (c) Investments in existence as of the close of business on the date hereof and which are described in Schedule 6.13 hereto;

          (d) Subject to the proviso set forth below, investments made in connection with Acquisitions permitted under Section 6.18;

          (e) Investments consisting of cash and cash equivalents;

          (f) Subject to the proviso set forth below, other Investments in any other Persons in an aggregate amount at any time not to exceed 10% of Consolidated Net Worth;

          (g) Investments owned by the Borrower in connection with the Borrower's Executive Savings Plan; and

          (h) Syndicated Loans, capital contributions and other Investments made by any Subsidiary in the Borrower;

provided, however, not withstanding anything in this Section 6.13 or Section
6.18 to the contrary, the aggregate amount of Investments made in connection with Acquisitions made pursuant to clause (b) of Section 6.18 and pursuant to clause (f) above shall not exceed 10% of Consolidated Net Worth.

          6.14 Contingent Obligations.

          The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Contingent Obligation, except:

          (a) by endorsement of instruments for deposit or collection in the ordinary course of business;

          (b) Contingent Obligations of the Borrower and any of its Subsidiaries existing as of the close of business on the date hereof which are described on
Schedule 6.14;

          (c) Contingent Obligations of the Borrower in respect of the obligations of any domestic Subsidiary;

          (d) Reimbursement obligations in connection with letters of credit issued under the 5-Year Revolving Credit Agreement and other letters of credit (provided the issuance thereof is not violative of any other provision of this Article VI);

          (e) Contingent Obligations consisting of the Borrower's guaranty of reimbursement obligations of any Subsidiary in connection with letters of credit permitted under clause (d) above;

          (f) Contingent Obligations of any Subsidiary to the extent such Contingent Obligations constitute Indebtedness permitted under this Article VI;

          (g) Contingent Obligations of the Borrower to the extent such Contingent Obligations (or the Indebtedness underlying such Contingent Obligations) are included in the calculation of Funded Debt; and

          (h) Contingent Obligations in an additional aggregate amount not to exceed $100,000,000 at any one time outstanding.

          6.15 Liens.

          (a) The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or such Subsidiary, as applicable, except:

               (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of the Borrower or any Subsidiary of the Borrower;

               (v) Liens existing as of the close of business on the date hereof and which are described in Schedule 5.14;

               (vi) Liens created or incurred after the date hereof, given to secure the Indebtedness incurred or assumed in connection with the acquisition or construction of property or assets useful and intended to be used in carrying on the business of the Borrower or any Subsidiary of the Borrower, including Liens existing on such property or assets at the time of acquisition or construction thereof or at the time of acquisition or construction by the Borrower or such Subsidiary, as applicable, of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirement that the Lien shall attach solely to the assets acquired or purchased;

               (vii) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred in the ordinary course of business to finance the acquisition of fixed assets or equipment used in the business of such Subsidiary if such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets or equipment on the date acquired;

               (viii) Liens on real property with respect to Indebtedness the proceeds of which are used (a) for the construction or improvement of the real property securing such Indebtedness or (b) to finance the cost of construction or improvement of such real property, provided such financing occurs within one hundred eighty (180) days of receipt of the certificate of occupancy with respect to such construction or improvement (other than with respect to a refinancing under clause (x) below);

               (ix) other Liens (a) securing Indebtedness or other obligations not exceeding $75,000,000 at any one time outstanding or (b) on property having in the aggregate a fair market value at the time of incurrence of the Lien not exceeding $75,000,000 at any one time outstanding;

               (x) any extension, renewal or replacement of any Lien permitted by the preceding clauses (vi), (vii), (viii) or (ix) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (x) such Lien shall attach solely to the same property or assets, and (y) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding; and

               (xi) Liens on the shares of capital stock of the Borrower's foreign Subsidiaries securing Indebtedness in an amount which shall not exceed twenty-five percent (25%) of the assets of all foreign Subsidiaries.

          6.16 Maximum Leverage Ratio.

          The Borrower shall not permit its Leverage Ratio to be greater than
2.75 to 1.00 as at the end of each fiscal quarter.

          6.17 Intentionally Deleted.

          6.18 Acquisitions.

          The Borrower will not, nor will it permit any of its Subsidiaries to, make any Acquisition other than (a) a Permitted Acquisition; and (b) other Acquisitions (i) made at a time when no Default or Unmatured Default exists;
(ii) consummated on a non-hostile basis approved by a majority of the board of directors or other governing body of the Person being acquired, (iii) the aggregate consideration for which, individually or when aggregated with the aggregate consideration for other Acquisitions made under this clause (b) does not exceed 10% of Consolidated Net Worth, and (iv) the aggregate consideration for all such Acquisitions plus the aggregate amount of Investments made pursuant to Section 6.13(f) does not exceed 10% of Consolidated Net Worth.

          6.19 Rate Hedging Obligations.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Agreements, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or such Subsidiary is exposed in the conduct of its business or the management of its assets and liabilities.

          6.20 Subsidiary Indebtedness.

          The Borrower will not permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof or proposed to be incurred, each as described in Schedule 6.20 hereto;

          (b) Indebtedness of any Subsidiary to third parties (for the avoidance of doubt, such Indebtedness shall include Indebtedness of Subsidiaries to third parties set forth on Schedule 6.20 hereof but shall exclude any intercompany Indebtedness of Subsidiaries), which Indebtedness for all such Subsidiaries does not exceed 25% of Consolidated Net Worth; and

          (c) Indebtedness of any Subsidiary to the Borrower or to any other Subsidiary.

          6.21 Subordination of Intercompany Indebtedness.

          The Borrower will not and will not permit any of its domestic Subsidiaries to create, incur, assume or suffer to exist any intercompany Indebtedness where the obligor on such Indebtedness is the Borrower, unless such indebtedness is subordinated to the Obligations hereunder on the terms described in Schedule 6.21.

                                   ARTICLE VII
                                    DEFAULTS

          7. Defaults. The occurrence of any one or more of the following events shall constitute a Default:

          7.1  Breach of Representation or Warranty.

          Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Syndicated Loan or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

          7.2  Payment Default.

          Nonpayment of (i) principal of any Syndicated Loan or Syndicated Note when due, or (ii) interest upon any Syndicated Loan or Syndicated Note or of any fee or other obligations under any of the Loan Documents within five Business Days after such interest, fee or other obligation becomes due.

          7.3  Breach of Certain Covenants.

          The breach by the Borrower of (a) any of the terms or provisions of Sections 6.2 and 6.4, clause (a) of Section 6.3, any of Sections 6.10 through 6.15, Sections 6.18 and 6.19 or (b) any of the terms of Section 6.16 and such breach under this clause (b) continues for 10 days after the first to occur of
(i) the date an executive officer of the Borrower first knows of or should have known of such breach or (ii) the date the Borrower receives written notice from any Lender (acting through the Administrative Agent) of such breach.

          7.4  Breach of Other Provisions.

          The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement, and such breach continues for 30 days after the first to occur of (i) the date an executive officer of the Borrower first knows of or should have known of such breach or (ii) the date the Borrower receives written notice from any Lender (acting through the Administrative Agent) of such breach.

          7.5  Default on Material Indebtedness.

          Failure of the Borrower or any of its Subsidiaries to make a payment on any Indebtedness under the 5-Year Revolving Credit Agreement; or the failure of the Borrower or any of its Subsidiaries to make a payment on Material Indebtedness when due (after giving effect to any applicable grace period); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in the 5-Year Revolving Credit Agreement or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which Material

Indebtedness was created or is governed (and any applicable grace period(s) shall have expired), or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness under the 5-Year Revolving Credit Agreement or such Material Indebtedness to cause, such Indebtedness or Material Indebtedness to become due prior to its stated maturity; or any of the Indebtedness under the 5-Year Revolving Credit Agreement or Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

          7.6  Voluntary Insolvency Proceedings.

          The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction, or any organization, arrangement or compromise of debt under the laws of its jurisdiction of organization or fail to promptly file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or other organizational action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith, or consent to or acquiesce in, any appointment or proceeding described in Section 7.7.

          7.7  Involuntary Insolvency Proceedings.

          Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed (either privately or by a court) for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

          7.8  Condemnation.

          Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such

Condemnation occurs, constitutes a Substantial Portion of the consolidated Property of the Borrower and its Subsidiaries.

          7.9  Judgments.

          The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any one or more judgments or orders for the payment of money in excess of $30,000,000 in the aggregate (determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage), which judgments are not stayed on appeal with adequate reserves set aside on its books in accordance with GAAP of the Borrower or any of its Subsidiaries.

          7.10 ERISA Matters.

          Any Reportable Event, in connection with any Plan shall occur, which may reasonably be expected to subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $30,000,000.

          7.11 Environmental Matters.

          The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries or any other Person of any petroleum, toxic or hazardous waste or substance into the environment, or any violation of any Environmental, Health or Safety Requirements of Law which, in either case, could reasonably be expected to have a Material Adverse Effect or subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $30,000,000 (in each case, determined after giving effect to claims which the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent are covered by applicable third-party insurance policies (other than retro-premium insurance or other policies with similar self-insurance attributes) of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage).

          7.12 Change of Control.

          Any Change in Control shall occur.

          7.13 Loan Document Defaults.

          Any Loan Document shall fail to remain in full force or effect or any party thereto shall so assert; or any action shall be taken to discontinue, revoke or to assert the invalidity or unenforceability of any Loan Document.

          7.14 Off-Balance Sheet Liabilities.

          Other than at the request of an Affiliate of the Borrower party thereto (as permitted thereunder), an event shall occur which (i) permits the investors in respect of Off-Balance Sheet Liabilities of the Borrower or any of its Subsidiaries in an amount, individually or in the aggregate, in excess of $30,000,000, to require amortization or liquidation of such Off-Balance Sheet Liabilities and (x) such event is not remedied within ten (10) days after the occurrence thereof or (y) such investors shall require amortization or liquidation of such Off-Balance Sheet Liabilities as a result of such event, or
(ii) results in the termination or reinvestment of collections or proceeds of accounts or note receivables, as applicable, under the documents and other agreements evidencing such Off-Balance Sheet Liabilities.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

          8.1  Acceleration.

          If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Syndicated Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender, and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs and is continuing (which Default has not been waived under the terms of Section 8.2) the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Syndicated Loans hereunder, or (b) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, or (c) take the action described in both the preceding clause (a) and the preceding clause (b).

          If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Syndicated Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

          8.2  Amendments.

          Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or Unmatured Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (a) extend the maturity of any Syndicated Loan or Syndicated Note or forgive all or any portion of the principal amount thereof, any interest thereon or any fees or other amounts payable hereunder, or reduce the rate or extend the time of payment of interest, fees or other amounts payable hereunder;

          (b) reduce the percentage specified in the definition of Required Lenders;

          (c) except as provided in Section 2.9(d), increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights or obligations under this Agreement;

          (d) amend this Section 8.2 or amend or waive any other provision of this Agreement or any other Loan Document that specifies the number or percentage of Lenders required to amend or waive any rights or make any determination or grant any consent.

No amendment of any provision of this Agreement relating in any way to the Administrative Agent shall be effective without the written consent of the Administrative Agent. No amendment of any provision of this Agreement which subjects any Designated Lender to any additional obligation hereunder shall be effective with respect to such Designated Lender without the written consent of such Designated Lender or its Designating Lender. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

          8.3  Preservation of Rights.

          No delay or omission of the Lenders or any of them or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Syndicated Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Syndicated Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude any other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by (or with the consent of) the Lenders required pursuant to Section 8.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                               GENERAL PROVISIONS

          9.1  Survival of Representations.

          All representations and warranties of the Borrower contained in this Agreement shall survive delivery hereof (including any Syndicated Notes) and the making of the Syndicated Loans herein contemplated.

          9.2  Governmental Regulation.

          Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

          9.3  Taxes; Stamp Duties.

          Any taxes (excluding taxes (including net income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender is organized or maintains its Lending Installation) or other similar assessments or charges made by any Governmental Authority or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any, as provided in Section 3.1. The Borrower shall pay and forthwith on demand indemnify each of the Administrative Agent and each Lender against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Loan Document. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Syndicated Loans to reduce any liability of the Borrower to such Lender under this Section 9.3, so long as such designation is not disadvantageous to such Lender in its reasonable determination. If any Lender has demanded compensation under this
Section 9.3, the Borrower may elect to require the applicable Lender to assign its outstanding Syndicated Loans and Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Administrative Agent. The obligation of a Lender to assign its rights and obligations hereunder as contemplated by this Section 9.3 is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents are paid in full upon the completion of such assignment and (y) any assignment is effected in accordance with the terms of Section 12.3 and on terms otherwise satisfactory to that Lender (it being understood that the Borrower or the replacement Lender shall pay the processing fee payable to the Administrative Agent pursuant to Section 12.3.2 in connection with any such assignment).

          9.4  Headings.

          Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

          9.5  Entire Agreement.

          The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

          9.6  Several Obligations; Benefits of this Agreement.

          The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the

Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties (and their directors, officers and employees with respect to Section 9.7 to this Agreement) and their respective successors and assigns.

          9.7  Expenses; Indemnification.

          (a) The Borrower shall reimburse the Administrative Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent and the Arrangers; which attorneys may be employees of the Administrative Agent and the Arrangers or of one outside counsel, but not both) paid or incurred by the Administrative Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arrangers and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of not more than three firms of attorneys for the Administrative Agent, the Arrangers and the Lenders, which attorneys may be employees of such persons) paid or incurred by the Administrative Agent, the Arrangers or any Lender in connection with the restructuring, workout, collection and/or enforcement of the Loan Documents.

          (b) The Borrower further agrees to defend, protect, indemnify, and hold harmless the Administrative Agent and each and all of the Arrangers and each of their respective Affiliates, and each of such Person's respective officers, directors, employees, partners, managers, shareholders, attorneys and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of attorneys and paralegals for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of:

               (i) this Agreement, the other Loan Documents or any act, event or transaction related or attendant thereto or to the making of the Syndicated Loans hereunder, the management of such Syndicated Loans, the use or intended use of the proceeds of the Syndicated Loans hereunder, or any of the other transactions contemplated by the Loan Documents; or

               (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions and interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the release or threatened release of any petroleum, toxic or hazardous waste or substance into the environment (collectively, the "Indemnified Matters");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          (c) The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents (whether or not the Administrative Agent or any Lender or any other Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto. After submission of a written request to an Indemnitee from the Borrower detailing the nature of any claim, litigation, arbitration or other proceeding which relates to or arises out of the transaction evidenced by this Agreement or the other Loan Documents, such Indemnitee shall inform the Borrower as to whether it will require compliance with the provisions of this clause (c) or whether it will waive such compliance, any waiver of which shall be applicable only for such Indemnitee.

          (d) The obligations of the Borrower under this Section shall survive the termination of this Agreement.

          9.8  Numbers of Documents.

          Subject to Section 13.1 hereof, all statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent, if it deems appropriate, may furnish one to each of the Lenders.

          9.9  Accounting.

          Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. If any changes in GAAP are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with GAAP without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles in effect as of the date of such amendment.

          9.10 Severability of Provisions.

          Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          9.11 Nonliability of Lenders.

          The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any of its Subsidiaries. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower or any of its Subsidiaries to review or inform the Borrower or any of its Subsidiaries of any matter in connection with any phase of the business or operations of the Borrower or any of its Subsidiaries.

          9.12 GOVERNING LAW.

          THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT NEW YORK, NEW YORK BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE BORROWER AND ANY OF THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF THE OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          9.13 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

          (a) JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, BUT THE BORROWER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EXCEPT AS SET FORTH IN CLAUSE (B) BELOW, ANY JUDICIAL PROCEEDING BY THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER, ANY ISSUING LENDER OR ANY LENDER ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IF BROUGHT OTHER THAN IN ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, SHALL BE BROUGHT ONLY IN A COURT IN BOSTON, MASSACHUSETTS. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER, ANY ISSUING LENDER OR ANY LENDER OR ANY AFFILIATE OF ANY SUCH PERSON INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK OR BOSTON, MASSACHUSETTS, TO THE EXTENT THAT JURISDICTION CAN BE OBTAINED AGAINST SUCH PERSONS IN ANY SUCH JURISDICTION, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK OR BOSTON, MASSACHUSETTS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT IN THE JURISDICTIONS IDENTIFIED IN THIS CLAUSE (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE PROVIDED, WITH RESPECT TO THE ADMINISTRATIVE AGENT OR ANY LENDER, PERSONAL JURISDICTION WITH RESPECT TO SUCH PARTY MAY BE OBTAINED IN SUCH JURISDICTION.

          (b) OTHER JURISDICTIONS. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PERSON TO BRING ANY ACTION HEREUNDER IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO OBTAIN PERSONAL JURISDICTION OVER ANY OTHER PERSON WITH RESPECT HERETO. THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT ANY LENDER OR ANY OTHER HOLDER OF THE OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE

COUNTERCLAIMS IN ANY PROCEEDING BROUGHT UNDER THIS CLAUSE (B) BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON, ALL OF WHICH PERMISSIVE COUNTERCLAIMS SHALL BE BROUGHT BY THE BORROWER IN THE JURISDICTIONS IDENTIFIED IN CLAUSE (A) ABOVE. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS CLAUSE (B).

          (c) SERVICE OF PROCESS; INCONVENIENT FORUM. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND AGREES THAT ANY SUCH PROCESS MAY BE SERVED BY REGISTERED MAIL TO THE BORROWER AT ITS ADDRESS FOR NOTICES PURSUANT TO
SECTION 13.1. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

          (d) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 9.13 WITH ITS COUNSEL.

          9.14 Confidentiality.

          Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and its and their respective Affiliates, Transferees and prospective Transferees (each of whom by its acceptance thereof, agrees to be bound by the terms of this Section 9.14), (ii) in confidence to legal counsel, accountants and other professional advisors to that Lender or to Transferees or prospective Transferees pursuant to Section 12.5, (iii) to regulatory officials, (iv) to any Person as requested (which request such Lender reasonably believes could give rise to mandatory disclosure) or pursuant to or as required by law, regulation or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents, (vi) to any Person in connection with any other legal proceeding to which that Lender is a party, provided, that such Lender uses reasonable efforts to give the Borrower notice of any disclosure thereunder to the extent that such Lender may lawfully do so and provided, further, that any failure in such regard shall not result in any liability on the part of such Lender, and (vii) permitted by Section 12.5.

                                   ARTICLE X
                            THE ADMINISTRATIVE AGENT

          10.1 Appointment; Nature of Relationship.

          Bank of America is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Person with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this
Article X. Notwithstanding the use of the defined term "Administrative Agent" or "agent" in reference to Bank of America, it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as such contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

          10.2 Powers.

          The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

          10.3 General Immunity.

          Neither the Administrative Agent nor any of its Affiliates nor their respective Affiliates, directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

          10.4 No Responsibility for Syndicated Loans, Creditworthiness, Collateral, Recitals, Etc.

          Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any extension of credit hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower, any Subsidiary or any other obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or Unmatured Default; or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrower or any of its Subsidiaries. The Administrative Agent will use its reasonable efforts to distribute to each of the Lenders, in a timely fashion, a copy of all written reports, certificates and information required to be supplied by the Borrower or any of its Subsidiaries to the Administrative Agent pursuant to the terms of this Agreement or any of the other Loan Documents; provided that any failure in such regard shall not result in any liability on the part of the Administrative Agent and provided, further that the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity) or any of its Affiliates.

          10.5 Action on Instructions of Lenders.

          The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all of the Lenders (as applicable under Section 8.2 or under any other provision of this Agreement or any other Loan Document), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holders of the Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction (which shall not include any requirement that it be indemnified for its willful misconduct or Gross Negligence) by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          10.6 Employment of Agents and Counsel.

          The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

          10.7 Reliance on Documents; Counsel.

          The Administrative Agent shall be entitled to rely upon any Loan Document, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document (including any electronic transmission) believed by it to be genuine and correct and to have been signed or sent or given by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent and which counsel may have acted as counsel for the Administrative Agent in connection with the negotiation and execution of this Agreement and the other Loan Documents.

          10.8 The Administrative Agent's Reimbursement and Indemnification.

          The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including with respect to any disagreement between or among any of the Administrative Agent or Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

          10.9 Rights as a Lender.

          With respect to its Commitment, Syndicated Loans made by it, and Syndicated Notes (if any) issued to it, Bank of America (or any other Person succeeding it as the Administrative Agent) shall have the same rights and powers hereunder and under any other Loan Document as any Lender, and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include Bank of America (or any other Person succeeding it as the Administrative Agent) in its individual capacity. Bank of America (or any other Person succeeding it as the Administrative Agent) and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

          10.10 Lender Credit Decision.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and its Subsidiaries and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          10.11 Successor Administrative Agent.

          The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, without the consent of the Borrower and on behalf of the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, without the consent of the Borrower and on behalf of the Lenders, a successor Administrative Agent, which successor Administrative Agent shall be a Lender unless no Lender shall so agree in which event such successor Administrative Agent may be a Person of the Administrative Agent's choosing. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

          10.12 No Duties Imposed on Syndication Agents, Documentation Agents or Arrangers.

          None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent," "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent," "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in Section 10.12, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          10.13 Administrative Agent's Fee.

          The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent by separate letter agreement, or as otherwise agreed from time to time.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

          11.1 Setoff.

          In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

          11.2 Ratable Payments.

          If any Lender, whether by setoff or otherwise, has payment made to it upon its Syndicated Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Syndicated Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Syndicated Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Syndicated Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


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
          11.3 Application of Payments.

          The Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 11.3, apply all payments and prepayments in respect of any Obligations in the following order:

          (a) first, to pay interest on and then principal of any portion of the Syndicated Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

          (b) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent in its capacity as such;

          (c) third, to the ratable payment of Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders;

          (d) fourth, to pay interest due in respect of Syndicated Loans;

          (e) fifth, to the ratable payment or prepayment of principal outstanding on Syndicated Loans in such order as the Administrative Agent may determine in its sole discretion; and

          (f) sixth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable if no Default has occurred and is continuing) by the Borrower or unless otherwise mandated by the terms of this Agreement, all principal payments in respect of Syndicated Loans shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Loans with those Eurodollar Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves. The order of priority set forth in clauses (d) through (h) of this Section 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by Borrower or any other Person. The order of priority set forth in clauses (a) and (b) of this Section 11.3 may be changed only with the prior written consent of the Administrative.

                                  ARTICLE XII
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

          12.1 Successors and Assigns.

          The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of the preceding sentence, any Lender may at any time, without the consent of the

Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Syndicated Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Syndicated Loan or which holds any Syndicated Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Syndicated Loan or any Syndicated Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Syndicated Loan (whether or not a Syndicated Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Syndicated Loan.

          12.2 Participations.

          12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Eligible Participants (a "Participant") participating interests in any Syndicated Loan owing to such Lender, any Syndicated Note held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Syndicated Loans and the holder of any Syndicated Note issued to it for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Commitment and Syndicated Loans under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

          12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Syndicated Loan or Commitment in which such Participant has an interest which would require the consent of such Participant under Section 8.2(a) if such Participant were a Lender.

          12.2.3 Benefit of Setoff and Other Provisions. The Borrower agrees that to the extent permitted by law each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each

Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to
Section 12.3; provided, however, that in no event shall the Borrower be obligated to make any payment with respect to such Sections which is greater than the amount that the Borrower would have paid to the Lender had no such participating interest been sold.

          12.3 Assignments.

          12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more commercial banks ("Purchasers") all or any part of its Commitment and outstanding Syndicated Loans, together with its rights and obligations under the Loan Documents with respect thereto; provided, however, that the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Commitment but otherwise shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess of that amount. Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective (neither of which consents may be unreasonably withheld or delayed); provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required.

          12.3.2 Effect; Effective Date. Upon (a) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached to Exhibit D hereto (a "Notice of Assignment"), together with any consents required by
Section 12.3.1, and (b) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Syndicated Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Syndicated Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent, and the Borrower shall make appropriate arrangements so that, if the transferor Lender desires that its Syndicated Loans be evidenced by Syndicated Notes, replacement Syndicated Notes are issued to such transferor Lender and, if the Purchaser desires that its Syndicated Loans be evidenced by Syndicated Notes, new Syndicated Notes or, as appropriate, replacement Syndicated Notes, are issued to such

Purchaser, in each case in principal amounts reflecting its Commitment, as adjusted pursuant to such assignment.

          12.4 Designated Lenders.

          (a) Subject to the terms and conditions set forth in this Section 12.4(a), any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Syndicated Loans to be made by such Lender pursuant to this Agreement; provided the designation of an Eligible Designee by any Lender for purposes of this Section 12.4(a) shall be subject to the approval of the Borrower (so long as no Default has occurred and is continuing) and the Administrative Agent (which consents shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit I hereto (a "Designation Agreement") and the acceptance thereof by the Borrower (if required) and the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Syndicated Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of such Syndicated Loans or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Syndicated Loan was made by the Designating Lender. As to any Syndicated Loan made by it, each Designated Lender shall have all the rights a Lender making such Syndicated Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender and (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Syndicated Loans made by its Designated Lender. If the Designating Lender's Syndicated Loans are evidenced by Syndicated Notes, no additional Syndicated Notes shall be required with respect to Syndicated Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold any Syndicated Notes in its possession as an agent for such Designated Lender to the extent of the Syndicated Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender's application of any such payments. In addition, any Designated Lender may (i) with notice to, but without the consent of the Borrower and the Administrative Agent, assign all or portions of its interests in any Syndicated Loans to its Designating Lender or to any financial institution consented to by the Borrower (so long as no Default has occurred and is continuing) and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and
(ii) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person's customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Syndicated Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

          (b) Each party to this Agreement hereby agrees that it shall not institute against, or join any other person in instituting against any Designated Lender any bankruptcy, reorganization, arrangements, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against such Designated Lender. This Section 12.4(b) shall survive the termination of this Agreement.

          12.5 Dissemination of Information.

          The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.14 of this Agreement.

          12.6 Tax Treatment.

          If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.

                                  ARTICLE XIII
                                    NOTICES

          13.1 Giving Notice.

          (a) Except as otherwise permitted by Section 2.14(b) with respect to telephonic notices or as elsewhere provided herein, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

          (b) The Borrower hereby agrees that the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder, including, but not limited to, any documents furnished by the Borrower to the Administrative Agent pursuant to Section 6.1 (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform"). The Borrower agrees that the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on the portion of the Platform not designated "Public Investor". The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. THE PLATFORM IS PROVIDED "AS IS" AND

"AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its officers, directors, employees or agents (collectively, the "Agent Parties") have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final judgment to have resulted from the Gross Negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

          (c) Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Borrower Materials have been posted to the Platform shall constitute effective delivery of the Borrower Materials to such Lender for purposes of this Agreement or any other Loan Document. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

          13.2 Change of Address.

          The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV
                                  COUNTERPARTS

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Subject to
Section 4.1, this Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone that it has taken such action.

                                   ARTICLE XV
                             USA PATRIOT ACT NOTICE

          Each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

                  [Remainder of this Page Intentionally Blank]

          IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                        THE TJX COMPANIES, INC.,
                                        as the Borrower


                                        By: /s/ Mary B. Reynolds
                                            ------------------------------------
                                            Name: Mary B. Reynolds
                                                  ------------------------------
                                            Title: Vice President -- Finance,
                                                   Treasurer
                                                   -----------------------------
                                            Address:

                                            770 Cochituate Road
                                            Framingham, Massachusetts 01701
                                            Attn: Mary B. Reynolds, Vice
                                            President-Finance, Treasurer
                                            Telephone No.: (508) 390-2351
                                            Facsimile No.: (508) 390-2540
                                            E-mail: mary_reynolds@tjx.com

                                        BANK OF AMERICA, N.A.,
                                        as a Lender and as Administrative Agent


                                        By: /s/ Amy Honey
                                            ------------------------------------
                                        Name: Amy Honey
                                        Title: Senior Vice President

                                        Address:
                                        901 Main Street, 64th Floor
                                        ----------------------------------------
                                        TX1-492-64-01
                                        ----------------------------------------
                                        Dallas, TX 75202
                                        ----------------------------------------
                                        Telephone No: 214.209.0193
                                                      --------------------------
                                        Facsimile No.: 214.209.0905
                                                       -------------------------
                                        E-mail: amy.honey@bankofamerica.com
                                                --------------------------------

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, as a Lender and as a
                                        Syndication Agent


                                        By: /s/ Barry R. Bergman
                                            ------------------------------------
                                        Name: Barry R. Bergman
                                        Title: Managing Director

                                        Address:
                                        JPMorgan Chase Bank, National
                                        Association
                                        ----------------------------------------
                                        270 Park Ave
                                        ----------------------------------------
                                        New York, NY 10017
                                        ----------------------------------------
                                        Attention: Barry Bergman
                                                   -----------------------------
                                        Telephone No.: (212) 270-0203
                                                       -------------------------
                                        Facsimile: (212) 270-6637
                                                   -----------------------------
                                        E-mail: Barry.Bergman@jpmorgan.com
                                                --------------------------------

                                        THE BANK OF NEW YORK,
                                        as a Lender and as a Syndication Agent


                                        By: /s/ Johna M. Fidanza
                                            ------------------------------------
                                        Name:  Johna M. Fidanza
                                        Title: Vice President

                                        Address:

                                        One Wall Street
                                        19th Floor
                                        New York, New York 10286
                                        Attention: Johna M. Fidanza
                                        Telephone No: (212) 635-7870
                                        Facsimile No.: (212) 635-1483
                                        E-mail: jfidanza@bankofny.com

                                       CITIZENS BANK OF MASSACHUSETTS, as a
                                       Lender and as a Documentation Agent


                                       By: /s/ Stephen F. Foley
                                           ------------------------------------
                                       Name:  Stephen F. Foley
                                       Title: Senior Vice President

                                       Address:
                                                28 State Street
                                       ----------------------------------------
                                                Boston, MA 02109
                                       ----------------------------------------

                                       ----------------------------------------
                                       Attention: Stephen F. Foley
                                                  -----------------------------
                                       Telephone No.: 617 994-7029
                                                      -------------------------
                                       Facsimile:     617 263-0439
                                                  -----------------------------
                                       E-mail: Stephen F. Foley@citizensbank.com
                                               ---------------------------------

                                        KEYBANK NATIONAL ASSOCIATION, as a
                                        Lender and as a Documentation Agent


                                        By: /s/ Brendan A. Lawlor
                                            ------------------------------------
                                        Name:  Brendan A. Lawlor
                                        Title: Senior Vice President

                                        Address:
                                                 127 Public Square
                                        ----------------------------------------
                                                 Cleveland, OH 44114
                                        ----------------------------------------
                                                 Mail code: OH-01-27-0612
                                        ----------------------------------------
                                        Attention: Brendan A. Lawlor
                                                   -----------------------------
                                        Telephone No.: (216) 689-4086
                                                       -------------------------
                                        Facsimile:     (216) 689-4981
                                                   -----------------------------
                                        E-mail: brendan_a_lawlor@keybank.com
                                                --------------------------------

                                        UNION BANK OF CALIFORNIA, N.A., as a
                                        Lender and as a Documentation Agent


                                        By: /s/ Theresa L. Rocha
                                            ------------------------------------
                                        Name: Theresa L. Rocha
                                        Title: Vice President

                                        Address:
                                        350 California Street, 9th Floor
                                        ----------------------------------------
                                        San Francisco, CA 94104
                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention: Theresa L. Rocha
                                                   -----------------------------
                                        Telephone No.: (415) 705-7594
                                                       -------------------------
                                        Facsimile: (415) 705-7085
                                                   -----------------------------
                                        E-mail: theresa.rocha@uboc.com
                                                --------------------------------

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ Caroline Gates
                                            ------------------------------------
                                        Name: Caroline Gates
                                        Title: VP

                                        Address:
                                        70 East 55th Street, 11th Floor
                                        ----------------------------------------
                                        New York, NY 10022
                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention: Caroline Gates/Nicole Edwards
                                                   -----------------------------
                                        Telephone No.: 212-836-4034
                                                       -------------------------
                                        Facsimile: 212-593-5241
                                                   -----------------------------
                                        E-mail: caroline.e.gates@wellsfargo.com
                                                --------------------------------

                                        FIFTH THIRD BANK, as a Lender


                                        By: /s/ David C. Melin
                                            ------------------------------------
                                        Name:  David C. Melin
                                        Title: Vice President

                                        Address:
                                        38 Fountain Square Plaza
                                        ----------------------------------------
                                        MD 109054
                                        ----------------------------------------
                                        Cincinnati, OH 45263
                                        ----------------------------------------
                                        Attention: Brooke Balcom
                                                   -----------------------------
                                        Telephone No.: 513-534-3853
                                                       -------------------------
                                        Facsimile: 513-534-5947
                                                   -----------------------------
                                        E-mail: Brooke.Balcom@53.com
                                                --------------------------------

                                        THE BANK OF NOVA SCOTIA, as a Lender


                                        By: /s/ Todd Meller
                                            ------------------------------------
                                        Name:  Todd Meller
                                        Title: Managing Director

                                        Address:
                                        One Liberty Plaza
                                        ----------------------------------------
                                        New York, New York 10006
                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                   -----------------------------
                                        Telephone No.: 212-225-5096
                                                       -------------------------
                                        Facsimile: 212-225-5254
                                                   -----------------------------
                                        E-mail: todd_meller@scotiacapital.com
                                                --------------------------------

                                        MELLON BANK, N.A., as a Lender


                                        By: /s/ Thomas J. Tarasovich, Jr.
                                            ------------------------------------
                                        Name: Thomas J. Tarasovich, Jr.
                                        Title: Assistance Vice President

                                        Address:
                                                One Mellon Center
                                        ----------------------------------------
                                                Room 4535
                                        ----------------------------------------
                                                Pittsburgh, PA 15258
                                        ----------------------------------------
                                        Attention: Thomas J. Tarasovich, Jr.,
                                                   Assistant Vice President
                                                   -----------------------------
                                        Telephone No.: 412-236-2790
                                                       -------------------------
                                        Facsimile:  412-236-6112
                                                   -----------------------------
                                        E-mail: tarasovich.t@mellon.com
                                                --------------------------------

                                        PNC BANK, NATIONAL ASSOCIATION, as a
                                        Lender


                                        By: /s/ Donald V. Davis
                                            ------------------------------------
                                        Name: Donald V. Davis
                                        Title: Managing Director

                                        Address:
                                                 70 East 55th Street
                                        ----------------------------------------
                                                 21st Floor
                                        ----------------------------------------
                                                 New York, NY 10022
                                        ----------------------------------------
                                        Attention:
                                                   -----------------------------
                                        Telephone No.: (212) 303-0034
                                                       -------------------------
                                        Facsimile: (212) 303-0064
                                                   -----------------------------
                                        E-mail: dv.davis@pncbank.com
                                                --------------------------------

                                        SOVEREIGN BANK, as a Lender


                                        By: /s/ Judith C.E. Kelly
                                            ------------------------------------
                                        Name:  Judith C.E. Kelly
                                        Title: Senior Vice President

                                        Address:
                                                  75 State Street
                                        ----------------------------------------
                                                  MA1 SST 04-10
                                        ----------------------------------------
                                                  Boston, MA 02109
                                        ----------------------------------------
                                        Attention: Judith C.E. Kelly
                                                   -----------------------------
                                        Telephone No.: 617-757-5658
                                                       -------------------------
                                        Facsimile: 617-346-7330
                                                   -----------------------------
                                        E-mail: jkelly@sovereignbank.com
                                                --------------------------------

                                        SUNTRUST BANK, N.A., as a Lender


                                        By: /s/ Laura Kahn
                                            ------------------------------------
                                        Name:  Laura Kahn
                                        Title: Managing Director

                                        Address:
                                        303 Peachtree Street, NE
                                        ----------------------------------------
                                        10th Floor, Mailcode 1928
                                        ----------------------------------------
                                        Atlanta, GA 30308
                                        ----------------------------------------
                                        Attention: Laura Kahn
                                                   -----------------------------
                                        Telephone No.: 404-588-7705
                                                       -------------------------
                                        Facsimile: 404-658-4905
                                                   -----------------------------
                                        E-mail: laura.kahn@suntrust.com
                                                --------------------------------

                                        U.S. BANK NATIONAL ASSOCIATION, as a
                                        Lender


                                        By: /s/ Heather Hinkelman
                                            ------------------------------------
                                        Name: Heather Hinkelman
                                        Title: Banking Officer

                                        Address:
                                        One US Bank Plaza
                                        ----------------------------------------
                                        St. Louis, MO 63101
                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention: Heather Hinkelman
                                                   -----------------------------
                                        Telephone No.: 314-418-8673
                                                       -------------------------
                                        Facsimile: 314-418-3859
                                                   -----------------------------
                                        E-mail: heather.hinkelman@usbank.com
                                                --------------------------------

                                  SCHEDULE 1 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                                   Commitments

Bank of America, N.A.                                  $   57,500,000
The Bank of New York                                   $   57,500,000
JPMorgan Chase Bank, N.A.                              $   57,500,000
Citizens Bank of Massachusetts                         $   47,500,000
KeyBank National Association                           $   47,500,000
Union Bank of California, N.A.                         $   47,500,000
Wells Fargo Bank, National Association                 $   35,000,000
Fifth Third Bank                                       $   25,000,000
The Bank of Nova Scotia                                $   25,000,000
Mellon Bank, N.A.                                      $   20,000,000
PNC Bank, National Association                         $   20,000,000
Sovereign Bank                                         $   20,000,000
SunTrust Bank                                          $   20,000,000
US Bank National Association                           $   20,000,000
  TOTAL                                                $  500,000,000

                                 SCHEDULE 5.3 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                           Governmental Authorizations

                                      None.

                                 SCHEDULE 5.7 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                                   Litigation

                                      None.

                                 SCHEDULE 5.8 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                                  Subsidiaries

All of the following subsidiaries are either directly or indirectly wholly owned by the TJX Companies, Inc.

                                                  State or Jurisdiction of Incorporation   Name Under Which Does Business
Operating Subsidiaries                            or Organization                          (if Different)
-----------------------------------------------   --------------------------------------   ------------------------------
NBC Attire Inc.                                   Massachusetts
Newton Buying Corp.                               Delaware
NBC Distributors Inc.                             Massachusetts
NBC Merchants, Inc.                               Indiana
NBC Charlotte Merchants, Inc.                     North Carolina
NBC Nevada Merchants, Inc.                        Nevada
NBC Philadelphia Merchants, Inc.                  Pennsylvania
NBC Pittston Merchants, Inc.                      Pennsylvania
NBC Houston Merchants, Inc.                       Texas
NBC Manteca Merchants, Inc.                       California
Marmaxx Operating Corp.                           Delaware                                 T.J. Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.                 Georgia
Marshalls Bridgewater Merchants, Inc.             Virginia
Marshalls Woburn Merchants, Inc.                  Massachusetts
Marshalls of MA, Inc.                             Massachusetts
New York Department Stores de Puerto Rico, Inc.   Puerto Rico                              Marshalls
Marshalls of Richfield, MN, Inc.                  Minnesota
Marshalls of Northridge-Devonshire, CA, Inc.      California
Marshalls of Glen Burnie, MD, Inc.                Maryland

                                          State or Jurisdiction of Incorporation  Name Under Which Does Business
Operating Subsidiaries                    or Organization                         (if Different)
----------------------------------------  --------------------------------------  -------------------------------
Marshalls of Beacon, VA, Inc.             Virginia
Marshalls of Laredo, TX, Inc.             Texas
Marshalls of Calumet City, IL, Inc.       Illinois
Marshalls of Chicago-Clark, IL, Inc.      Illinois
Marshalls of Streamwood, IL, Inc.         Illinois
Marshalls of Chicago-Brickyard, IL, Inc.  Illinois
Marshalls of Matteson, IL, Inc.           Illinois
Marshalls of Elizabeth, NJ, Inc.          New Jersey
Marshall's of Nevada, Inc.                Nevada
Newton Buying Company of CA, Inc.         Delaware                                Marshalls
Strathmex Corp.                           Delaware
HomeGoods, Inc.                           Delaware
H.G. Merchants, Inc.                      Massachusetts
H.G. Indiana Distributors, Inc.           Indiana
H.G. Conn. Merchants, Inc.                Connecticut
HomeGoods of Puerto Rico, Inc.            Puerto Rico
NBC Apparel, Inc.                         Delaware
NBC Apparel                               United Kingdom                          T.K. Maxx
T.K. Maxx Group Limited                   United Kingdom
T.K. Maxx                                 United Kingdom
NBC Card Services Ltd.                    United Kingdom
T.K. Maxx Ireland                         Ireland
Concord Buying Group, Inc.                New Hampshire                           A.J. Wright


                                        State or Jurisdiction Incorporation    Name Under Which Does Business
Operating Subsidiaries                  or Organization                        (if Different)
-------------------------------------   -------------------------------------  ------------------------------
AJW Merchants Inc.                      Massachusetts                          A.J. Wright
NBC Manager, LLC                        Delaware
NBC Trust                               Massachusetts
NBC Operating, LP                       Delaware
NBC GP, LLC                             Delaware
T.J. Maxx of CA, LLC                    Delaware
T.J. Maxx of IL, LLC                    Delaware
Marshalls of CA, LLC                    Delaware
Marshalls of IL, LLC                    Delaware
NYDS, LLC                               Delaware
AJW South Bend Merchants, Inc.          Indiana
Bob's Stores Corp.                      New Hampshire
Bob's Conn. Merchants, Inc.             Connecticut
WMI-1 Holding Company                   Nova Scotia, Canada
WMI-99 Holding Company                  Nova Scotia, Canada
Winners Merchants International, L.P.   Ontario, Canada
NBC Holding, Inc.                       Delaware
NBC Hong Kong Merchants, Limited        Hong Kong

Leasing Subsidiaries
Cochituate Realty, Inc.                 Massachusetts
NBC First Realty Corp.                  Indiana
NBC Second Realty Corp.                 Massachusetts
NBC Fourth Realty Corp.                 Nevada
NBC Fifth Realty Corp.                  Illinois
NBC Sixth Realty Corp.                  North Carolina

Leasing Subsidiaries (continued)
NBC Seventh Realty Corp.                Pennsylvania
AJW Realty of Fall River, Inc.          Massachusetts
H.G. Brownsburg Realty Corp.            Indiana
H.G. Conn. Realty Corp.                 Delaware
AJW South Bend Realty Corp.             Delaware
Progress Lane Realty Corp.              Connecticut

                                SCHEDULE 5.13 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

              Environmental, Health and Safety Requirements of Law

                                      None.

                                SCHEDULE 5.14 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                             Liens and Encumbrances

                                      None.

                                SCHEDULE 6.11 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                                   Asset Sales

Store closings to the extent such closings for a fiscal year do not exceed 5% of the Borrower's total stores as of the beginning of that fiscal year.

                                SCHEDULE 6.13 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                                   Investments

1) The following investments:

                                OWNED          CARRYING
                                  BY             VALUE
                               -------         --------
[*****]                         [*****]         [*****]

[*****]                         [*****]         [*****]

2) Investments relating to the fair market value of derivatives that hedge the Borrower's actual foreign currency exposure.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                SCHEDULE 6.14 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                             Contingent Obligations

1. All leases for which the Borrower or any of its Subsidiaries may be contingently liable immediately following the closing of the Credit Agreement (either as a previous lessee or pursuant to a written guaranty) with respect to any previously operated location.

2. Leases for which the Borrower or any of its Subsidiaries may be contingently liable in connection with future store closings to the extent such closings for a fiscal year do not exceed 5% of total stores as of the beginning of that fiscal year.

3. [*****]

4. [*****]

5. [*****]

6. [*****]

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                SCHEDULE 6.20 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                             Subsidiary Indebtedness

(1) The following indebtedness:

Intercompany Indebedtness

SUBSIDIARY                             DESCRIPTION                                                  AMOUNT
-----------------------------------------------------------------------------------------------------------------
[*****]                                  [*****]                                                    [*****]
[*****]                                  [*****]                                                    [*****]
[*****]                                  [*****]                                                    [*****]
[*****]                                  [*****]                                                    [*****]
[*****]                                  [*****]                                                    [*****]
[*****]                                  [*****]                                                    [*****]
[*****]                                  [*****]                                                    [*****]

In addition the domestic subsidiaries and the Borrower have ongoing outstanding intercompany balances with each other representing the net cash funding requirements or cash surplus of the individual entities.

indebtedness to Third Parties

SUBSIDIARY                             DESCRIPTION                                                  AMOUNT
-----------------------------------------------------------------------------------------------------------------
Winners Merchants International, L.P.  Demand, operating and commercial letters of credit facility  C$20,000,000

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                SCHEDULE 6.21 TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                               Subordination Terms

          The following terms shall govern Indebtedness ("Intercompany Indebtedness") of the Borrower or any Subsidiary of the Borrower (an "Intercompany Obligor") to the Borrower or any Subsidiary of the Borrower (an "Intercompany Lender"):

          Any and all claims of an Intercompany Lender against an Intercompany Obligor or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of an Intercompany Lender to ask, demand, sue for, take or receive any payment from an Intercompany Obligor, all rights, liens and security interests of such Intercompany Lender, whether now or hereafter arising and howsoever existing, in any assets of such Intercompany Obligor shall be subordinated to the rights, if any, of the Lenders and the Administrative Agent in those assets. An Intercompany Lender shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower, the Administrative Agent and the Lenders have been terminated.

          If, during the continuance of a Default, all or any part of the assets of any Intercompany Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Intercompany Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of such Intercompany Obligor to an Intercompany Lender, shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations shall have first been paid in full in cash and satisfied; provided, however, ordinary course payments or distributions made by an Intercompany Obligor to an Intercompany Lender shall be required to be paid or delivered to the Administrative Agent only upon the Administrative Agent's request.

          Each Intercompany Lender shall irrevocably authorize and empower the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Intercompany Lender such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of such Intercompany Lender or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of Section 6.21. The Administrative Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations.

          Should any payment, distribution, security or instrument or proceeds thereof be received by an Intercompany Lender upon or with respect to Intercompany Indebtedness during the continuance of a Default and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements under the Credit Agreement and the other Loan Documents between the Borrower, the administrative Agent and the Lenders, such Intercompany Lender shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent, and the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in precisely the form received (except for the endorsement or assignment of such Intercompany Lender where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Intercompany Lender as the property of the Administrative Agent and the Lenders; provided, however, ordinary course payments or distributions made by an Intercompany Obligor to an Intercompany Lender shall be required to be paid or delivered to the Administrative Agent only upon the Administrative Agent's request. If an Intercompany Lender fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees shall be irrevocably authorized to make the same.

     Each Intercompany Lender shall agree that until the Obligations have been paid in full in cash and satisfied and all financing arrangements under the Credit Agreement and the other Loan Documents between the Borrower, the Administrative Agent and the Lenders have been terminated, such Intercompany Lender will not assign or transfer to any Person (other than the Administrative Agent) any claim such Intercompany Lender has or may have against any Intercompany Obligor.

                                  EXHIBIT A TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                             Form of Syndicated Note

                                                                 May _____, 2005

          THE TJX COMPANIES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of_________(the "Lender") the aggregate unpaid principal amount of all Syndicated Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the "Agreement"; capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement), in immediately available funds on the dates and at the offices of Bank of America, N.A., as Administrative Agent, specified in the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Syndicated Loans in full on the Facility Termination Date.

          The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Syndicated Loan and the date and amount of each principal payment hereunder.

          This Note is one of the Syndicated Notes issued pursuant to, and is entitled to the benefits of the 4-Year Revolving Credit Agreement, dated as of May___, 2005, among the Borrower, the financial institutions parties thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and The Bank of New York, as Syndication Agents, and Citizens Bank of Massachusetts, KeyBank National Association and Union Bank of California, N.A., as Documentation Agents, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. The Agreement, among other things, provides for the making of "Syndicated Loans" by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Lender's Commitment, except as otherwise contemplated in the Agreement.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                              THE TJX COMPANIES, INC.

                              By: ________________
                              Name:
                              Title:

                   Schedule of Loans and Payments of Principal
                                       to
                        Note of The TJX Companies, Inc.,

                                Dated May___, 2005

             Principal    Maturity
             Amount of   of Interest    Principal     Unpaid
Date           Loan        Period      Amount Paid   Balance
---------    --------    ----------    -----------   --------


                                  EXHIBIT B TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                                Required Opinions

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority necessary for the execution, delivery and performance of the Loan Documents, the consummation of the credit transactions contemplated thereby, the ownership of its properties and the conduct of the business now conducted and permitted to be conducted by it in accordance with the Loan Documents.

     2. Each of the Credit Agreement and the Syndicated Notes has been duly authorized, executed and delivered by the Borrower and (subject to the qualifications stated in the unnumbered paragraphs at the end hereof) constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     3. The execution, delivery and performance by the Borrower of the Loan Documents, and the consummation of the credit transactions contemplated thereby, do not, and the compliance by the Borrower with the terms thereof applicable to it does not require approval of the Borrower's shareholders except such approvals as have been obtained and will not, result in any violation of, conflict with, constitute a default under or permit any party to accelerate the payment of any obligation under, or result in the creation of a lien, mortgage, security interest or other encumbrance upon the assets of the Borrower under, any term or provision of: (a) its certificate of incorporation or by-laws, (b) any federal law, statute, rule or governmental regulation, (c) the Delaware General Corporation Law, or (d) any judgment, decree, indenture, mortgage, deed of trust, loan agreement or other such instrument or agreement applicable to the Borrower.

     4. No consent, approval, authorization or other action by, or notice to or filing with, any federal or Delaware court or governmental authority is required to be obtained or made by the Borrower on or prior to the date hereof in connection with its execution, delivery or performance of the Loan Documents or in connection with its consummation of the credit transactions contemplated thereby, except for such consents, approvals, authorizations or other actions as have been obtained or made (but in the case of a Delaware court or governmental authority, only in respect of the General Corporation Law of the State of Delaware), except where the failure to obtain such consent or make such filing would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

     5. The making of the loans under the Credit Agreement and the application of the proceeds thereof as provided in the Loan Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date hereof.

     6. The Borrower is not an. "investment company" or a company "controlled" by an "investment company" within the meaning of the federal Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the federal Public Utility Holding Company Act of 1935, as amended.

                                  EXHIBIT C TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                         Form of Compliance Certificate

To:  The Lenders Parties To The
     Credit Agreement Described Below

          Pursuant to that certain 4-Year Revolving Credit Agreement dated as of May__, 2005 (as amended, modified, renewed or extended from time to time, the "Agreement") among The TJX Companies, Inc. (the "Borrower"), the Lenders party thereto, Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), JPMorgan Chase Bank, N.A. and The Bank of New York, as Syndication Agents, and Citizens Bank of Massachusetts, KeyBank National Association and Union Bank of California, N.A., as Documentation Agents, the Borrower, through its [chief financial officer], hereby delivers to the Administrative Agent [together with the financial statements being delivered to the Administrative Agent pursuant to Section 6.1 of the Credit Agreement] this Compliance Certificate (the "Certificate") [for the accounting period from _____, 20__ to ______, 20__.] Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement. With respect to the calculations set forth below, the provisions of and definitions of terms in the Credit Agreement shall govern the calculation of compliance with
Section 6.16.

I. MAXIMUM LEVERAGE RATIO (SECTION 6.16)

          (1)  The ratio of

               (a)

                   Funded Debt                                $________

               +   (4 * Consolidated Rentals)                 +________

               =   Numerator                                  =________

           To

               (b)

                   EBITDAR                                    $________

               =   Denominator                                =________

               for the period from___________,______
               to _________________,_____is        ____________to 1.0

          (2) State whether the above calculated Leverage Ratio is greater than the maximum Leverage Ratio specified for such period in the Credit Agreement.

                                     Yes/No

II. DEFAULT

(A) Does any Default or Unmatured Default exist?              Yes/No

     (B) If the answer to question (A) is yes, state the nature and status thereof and the borrower's plans with respect thereto on Schedule A.

          The Borrower hereby certifies, through its ________, that the information set forth above is accurate as of ________, 20__, to the best of such officer's knowledge, after diligent inquiry, and that the financial statements delivered herewith present fairly the financial position of the Borrower and its Subsidiaries at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP, consistently applied.

Dated ________,__

                                            THE TJX COMPANIES, INC.

                                            By: ________________________
                                            Name:
                                            Title:

                                  EXHIBIT D TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                          Form of Assignment Agreement

          This Assignment Agreement (this "Assignment Agreement") between ________ (the "Assignor") and ___(the "Assignee") is dated as of _____________, 200__. The parties hereto agree as follows:

          1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Syndicated Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

          3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of (i) the date specified in Item 5 of
Schedule 1 or (ii) two Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of
Exhibit I attached hereto, together with any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement, has been delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date,
(a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (b) the Assignor shall relinquish its rights (other than its rights pursuant to Sections 3.1, 3.2, 3.4, 3.5 and 9.7) and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

          4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Syndicated Loans made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Syndicated Loans hereunder, (a) the assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (b) with respect to each Eurodollar Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, on the earliest of (i) the last day of the Interest Period therefor, (ii) such earlier date agreed to by the Assignor and the Assignee and (iii) the date on which any such Eurodollar Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (such earliest date being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Rate Loan shall be the Effective Date, they shall agree on the interest rate applicable to the portion of such Eurodollar Rate Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (a) any principal payments received from the Administrative Agent with respect to Eurodollar Rate Loans prior to the Payment Date and (b) any amounts of interest on Syndicated Loans and fees received from the Administrative Agent which relate to the portion of the Syndicated Loans or Commitment assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurodollar Rate Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

          5. FEES PAYABLE BY THE ASSIGNEE. The Assignee agrees to pay __% of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement pursuant to Section 12.3.2 of the Credit Agreement.

          6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the property, books or records of the Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Syndicated Loans or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Syndicated loans or the Loan Documents.

          7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested

----------

(*) Each Assignor may insert its standard payment provisions in lieu of the foregoing payment terms.

by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information that it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1[,] [and] (e) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

          8. INDEMNITY. The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

          9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

          10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

          11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all Prior agreements and understandings between the parties hereto relating to the subject matter hereof.

          12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, but without regard to the conflicts of laws provisions, of the State of New York.

          13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth in the attachment to Schedule 1.

----------

(*) To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                              [NAME OF ASSIGNOR]

                                              By:__________________________
                                              Name:
                                              Title:

                                              [NAME OF ASSIGNEE]

                                              By:__________________________
                                              Name:
                                              Title:

                                   SCHEDULE 1
                             to Assignment Agreement

1.   Description and Date of Credit Agreement:

          4-Year Revolving Credit Agreement dated as of May ___, 2005, among The TJX Companies, Inc., the financial institutions parties thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), JPMorgan Chase Bank, N.A. and The Bank of New York, as Syndication Agents, and Citizens Bank of Massachusetts, KeyBank National Association and Union Bank of California, N.A., as Documentation Agents, as amended from time to time.

2.   Date of Assignment Agreement:_____,

3.   Amounts (As of Date of Item 2 above):

     a.   Total of Commitments(*) under
          Credit Agreement                               $________

     b.   Assignee's Percentage
          of the Syndicated Loans purchased under
          the Assignment Agreement(**)                    ________%

     c.   Amount of Assigned Share
          in each Syndicated Loan purchased under
          the Assignment Agreement                       $________

4.   Assignee's Aggregate Commitment
     Amount(*) Purchased Hereunder:                      $________

5.   Proposed Effective Date: ____________

Accepted and Agreed:

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]

By: ____________________                    By: ______________________

Title: _________________                    Title:____________________

----------
(*) If the Aggregate Commitment has been terminated, insert outstanding Syndicated Loans in place of Commitments.

(*)    Percentage taken to 10 decimal places.

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                    EXHIBIT 1
                             to Assignment Agreement

                          FORM OF NOTICE OF ASSIGNMENT

                                 __________,200_

To:       The TJX Companies, Inc.
          770 Cochituate Road
          Framingham, Massachusetts 01701
          Attention: Jeffrey G. Naylor, Chief Financial Officer

          Bank of America, N.A., as
          Administrative Agent
          1850 Gateway Boulevard
          Concord, California 94520

From:     [NAME OF ASSIGNOR] (the "Assignor")

          [NAME OF ASSIGNEE] (the "Assignee")

     1. We refer to the Credit Agreement (as it may be amended, modified, renewed or extended from time to time, the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Administrative Agent pursuant to Section 12.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _____, ___(the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Borrower and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of Schedule. 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,500 required by Section
12.3.2 of the Credit Agreement.

     6. If Syndicated Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Syndicated Notes or, as appropriate, replacement Syndicated Notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Syndicated Notes received by it from the Borrower upon its receipt of new Syndicated Notes in the appropriate amount.

     7. The Assignee advises the Administrative Agent that its notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Administrative Agent to act as its contractual representative under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.(*)

NAME OF ASSIGNOR                        NAME OF ASSIGNEE

By: ____________________                    By: ______________________

Title: _________________                    Title:____________________

ACKNOWLEDGED AND CONSENTED
TO BY BANK OF AMERICA, N.A.,            ACKNOWLEDGED AND CONSENTED TO
AS ADMINISTRATIVE AGENT                 BY THE TJX COMPANIES, INC.

By: ____________________                    By: ______________________

Title: _________________                    Title:____________________

        [Attach photocopy of Schedule 1 to Assignment as Schedule 1 hereto]

----------

(*) This paragraph may be eliminated if the Assignee is a party to the Credit Agreement prior to the Effective Date.

                                  EXHIBIT E TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

             Form of Loan/Credit Related Money Transfer Instruction

To Bank of America, N.A,
as Administrative Agent (the "Administrative Agent") under the Credit Agreement
Described Below.

Re: 4-Year Revolving Credit Agreement, dated as of May ____, 2005 (as the same may be amended or modified, the "Credit Agreement"), among The TJX Companies, Inc., the financial institutions parties thereto (the "Lenders"), Bank of America, N.A., as administrative agent (the "Administrative Agent") JPMorgan Chase Bank, N.A. and The Bank of New York, as Syndication Agents, and Citizens Bank of Massachusetts, KeyBank
     National Association and Union Bank of California, N.A., as Documentation Agents. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

          The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Syndicated Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower signed by two Authorized Officers; provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by an Authorized Officer of the Borrower, it being understood that any change in standing wire transfer instructions for the transfer of funds shall only be made upon the written direction of two Authorized Officers.

Facility Identification Number(s):      _________________________________

Customer/Account Name:          _________________________________________

Transfer Funds To:              _________________________________________

                                _________________________________________

For Account No.:                _________________________________________

Reference/Attention To:         _________________________________________

Authorized Officer (Customer Representative) Date________________________

_______________________                 _______________________
(Please Print)                          Signature

Bank Officer Name

_______________________                 _______________________
(Please Print)                          Signature

----------

(*)  (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                  EXHIBIT F TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                   Form of Syndicated Advance Borrowing Notice

                                     [Date]

Bank of America, N.A., as Administrative Agent
1850 Gateway Boulevard
Concord, California 94520

Ladies and Gentlemen:

          The undersigned, The TJX Companies, Inc., refers to the 4-Year Revolving Credit Agreement, dated as of May ____, 2005 (as amended, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Bank of America, N.A., as administrative agent (the "Administrative Agent"), JPMorgan Chase Bank, N.A. and The Bank of New York, as Syndication Agents, and Citizens Bank of Massachusetts, KeyBank National Association and Union Bank of California, N.A., as Documentation Agents. The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.6 of the Credit Agreement that the undersigned hereby requests a Syndicated Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Syndicated Advance (the "Proposed Advance") as required by Section 2.6 of the Credit Agreement:

          (a) The Borrowing Date for the Proposed Advance is ________, 200_.

          (b) The aggregate amount of the Proposed Advance is________________.

          (c) The Proposed Advance is to be [a Floating Rate Advance] [a Eurodollar Advance].

          (d) The Interest Period for the Proposed Advance is _______months.(*)

          The undersigned hereby certifies that the following statements are true on the date of the Proposed Advance:

          (A) The representations and warranties contained in Article V of the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date (other than the representation and warranty set forth in Section 5.5 of the Credit Agreement, which shall only be made by the Borrower as of the date of the Credit Agreement), except to the extent any such representation or warranty is stated to relate solely to an earlier date; and

----------

(*) To be included if the Proposed Syndicated Advance is to be a Eurodollar Advance.

          (B) No Default or Unmatured Default has occurred and is continuing, or would result from the Proposed Advance or from the application of the proceeds therefrom.

                                    Very truly yours,

                                    THE TJX COMPANIES, INC.

                                    By _______________________________
                                    Name:
                                    Title:

                                  EXHIBIT H TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                     Form of Continuation/Conversion Notice

                                     [Date]

Bank of America, N.A.,as Administrative Agent
1850 Gateway Boulevard
Concord, California 94520

Ladies and Gentlemen:

          The undersigned, The TJX Companies, Inc., refers to the 4-Year Revolving Credit Agreement, dated as of May__, 2005 (as amended, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Bank of America, N.A., as administrative agent (the "Administrative Agent"), JPMorgan Chase Bank, N.A. and The Bank of New York, as Syndication Agents, and Citizens Bank of Massachusetts, KeyBank National Association and Union Bank of California, N.A., as Documentation Agents. The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.7 of the Credit Agreement that the undersigned hereby elects to:(*)

          convert a Floating Rate Advance in aggregate principal amount of $________to a Eurodollar Advance on ____, __. The initial Interest Period for such Eurodollar Advance is requested to be____________month[s].

          convert a Eurodollar Advance in aggregate principal amount of $______and with a current Interest Period ending ________, _____ , to a Floating Rate Advance on _____, ___.

          continue a Eurodollar Advance in aggregate principal amount of $______ and with a current Interest Period ending _____, ________, as a Eurodollar Advance. The succeeding Interest Period is requested to be_____month[s].

                                        Very truly yours,

                                        THE TJX COMPANIES, INC.

                                        By __________________________
                                        Name:
                                        Title:

----------

(*)   Include one or more of the following, as applicable.

                                  EXHIBIT I TO
                       4-YEAR REVOLVING CREDIT AGREEMENT

                          Form of Designation Agreement

                                Dated______, 200_

          Reference is made to the 4-Year Revolving Credit Agreement dated as of May___, 2005 (as amended or otherwise modified from time to time, the "Credit Agreement") among The TJX Companies, Inc., a Delaware corporation (the "Borrower"), the financial institutions named therein (the "Lenders"), Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and The Bank of New York, as Syndication Agents, and Citizens Bank of Massachusetts, KeyBank National Association and Union Bank of California, N.A., as Documentation Agents. Terms defined in the Credit Agreement are used herein as therein defined.

          _________(the "Designator"),___________(the "Designee"), and the Borrower, agree as follows:

     1 The Designator hereby designates the Designee, and the Designee hereby accepts such designation, as its Designated Lender under the Credit Agreement.

     2 The Designator makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee Under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that Designee is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Section 9.14 thereof); and (vi) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designee shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 8.2 of the Credit Agreement.

     4. Following the execution of this Designation Agreement by the Designator, the Designee and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective Date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date (a) the Designee shall have the right to make Syndicated Loans as a Lender pursuant to Section 2.1 or 2.7 of the Credit Agreement and the rights of a Lender related thereto and (b) the making of any such Syndicated Loans by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Syndicated Loans were made by the Designator.

     6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(1):

                                        [NAME OF DESIGNATOR]

                                        By:_______________________________

                                        Name:_____________________________

                                        Title:____________________________

                                        [NAME OF DESIGNEE]

                                        By:_______________________________

                                        Name:_____________________________

                                        Title:____________________________

                                        THE TJX COMPANIES, INC.

                                        By:_______________________________

                                        Name:_____________________________

                                        Title:____________________________

Accepted and Approved this
____ day of ___, ___

BANK OF AMERICA, N.A.,
as Administrative Agent

By: _____________________________

Title:___________________________

----------

(1) This date should be no earlier than the date of acceptance by the Administrative Agent.